Exhibit 7





THE DEFINED CONTRIBUTION PLAN (PLAN A)

OF THE

COOPERATIVE BANKS EMPLOYEES RETIREMENT PROGRAM

(2003 RESTATEMENT)














FOREWORD

      This is The Defined Contribution Plan (Plan A) (the ``Plan``) which forms part of The Cooperative Banks Employees Retirement Program (the ``Retirement Program``). The Retirement Program was originally established in 1946 and has been amended and restated periodically thereafter. The Retirement Program was amended and restated as of November 1, 1976 to comply with the Employee Retirement Income Security Act of 1974 (``ERISA``) and was again amended and restated as of November 1, 1984 to comply with the applicable requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984. The Plan was amended and restated, effective as of January 1, 1989, to add a cash or deferred arrangement described in section 401(k) of the Internal Revenue Code of 1986, as amended, and to comply with the applicable requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of
1988, and other applicable statutory and regulatory requirements. The Plan was restated in 1993 to incorporate the provisions of three amendments since being restated in 1989, as well as to make additional changes. The Plan was further amended, generally effective as of January 1, 1989, by the 1994 Restatement to incorporate the provisions of an amendment to the 1993
Restatement, as well as to make additional desired changes and to fully comply with the current requirements of applicable law and regulations. The Plan was further amended by the 1998
Restatement to incorporate the provisions of six amendments to the 1994 Restatement, as well as to make additional desired changes and to comply with the current requirements of applicable law and regulations. The Plan was further amended by the 2001
Restatement to incorporate the first amendment to the 1998 Restatement and to fully comply with changes in the law, including changes made by the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job
Protection Act of 1996, the Taxpayer Relief Act of 1997, the
Uruguay Rounds Agreements Act and Department of Treasury and Department of Labor regulations, rulings and other guidance. The Plan was further amended by the 2002 Restatement to comply with changes in the law and was generally effective as of January 1, 2002; except where otherwise expressly stated herein; provided however, any provision of the Plan required by GUST to be effective as of a date prior to January 1, 2002 was effective as of such required date, as described below:

  SectionEffective Date

  2.8(b)January 1, 1998
  2.21January 1, 1997
  2.23January 1, 1997
  6.4 and 6.5January 1, 1997
  The second paragraph of Section 9.6January 1, 1997

Furthermore, the 2002 Restatement contained provisions designed to comply in good faith with certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 which are generally effective as of January 1, 2002. The Plan has now been further amended by this 2003 Restatement to make additional desired changes effective as of January 1, 2004.

      The Plan is intended to be a ``single plan`` within the meaning of Code section 414(l).




THE DEFINED CONTRIBUTION PLAN (PLAN A)
OF THE
COOPERATIVE BANKS EMPLOYEES RETIREMENT PROGRAM
2003 RESTATEMENT

Table of Contents

ARTICLEPAGE
ARTICLE 1. INTRODUCTION.1
1.1. Purpose1
1.2. Application of the restated Defined Contribution Plan
(Plan A)1
1.3. Defined terms1
1.4. Applicable law1
1.5. Headings1
ARTICLE 2. DEFINITIONS OTHER THAN SERVICE DEFINITIONS.2
2.1. ``Account``2
2.2. ``Adoption Agreement``2
2.3. ``Affiliate``2
2.4. ``Association``3
2.5. ``Beneficiary``3
2.6. ``By-Laws``3
2.7. ``Code``3
2.8. ``Compensation``3
2.9. ``Deferred Retirement Date``5
2.10. ``Disability``5
2.11. ``Discretionary Contribution``5
2.12. ``Early Retirement Age``6
2.13. ``Early Retirement Date``6
2.14. ``Elective Contribution``6
2.15. ``Eligible Employee``6
2.16. ``Employee``6
2.17. ``Employee Contribution``6
2.18. ``Employer``6
2.19. ``Entry Date``6
2.20. ``ERISA``6
2.21. ``Highly Compensated Employee``7
2.22. ``Investment Medium``7
2.23. ``Leased Employee``7
2.24. ``Matching Contribution``7
2.25. ``Nonelective Contribution``7
2.26. ``Normal Retirement Date``7
2.27. ``Participant``7
2.28. ``Participating Employer``7
2.29. ``Participating Employer`s Participation Date``7
2.30. ``Plan``7
2.31. ``Plan Year``8
2.32. ``Qualified Domestic Relations Order``8
2.33. ``Qualified Nonelective Contribution``8
2.34. ``Retirement Program``8
2.35. ``Rollover Contributions``8
2.36. ``Terminated Eligible Employee``8
2.37. ``Trustee``8
2.38. ``Trust``8
2.39. ``Valuation Date``8
2.40. ``Withdrawal Date``8
ARTICLE 3. SERVICE DEFINITIONS; SPECIAL SERVICE CREDITING
RULES9
3.1. ``Absence in Military Service``9
3.2. ``Authorized Leave of Absence``9
3.3. ``Employment Commencement Date``9
3.4. ``Hour of Service``9
3.5. ``One-Year Break in Service``10
3.6. ``Period of Service``11
3.7. ``Reemployment Commencement Date``11
3.8. ``Termination of Employment``11
3.9. ``Vesting Service``11
3.10. ``Year of Eligibility Service``11
3.11. Crediting Periods of Service earned before Employer becomes a Participating Employer.12
3.12. Crediting Periods of Service earned before Employer is merged with or acquired by a Participating
Employer.12
3.13. Application of Service Definitions.12
ARTICLE 4. PARTICIPATION.13
4.1. Participation requirements.13
4.2. Date of participation13
4.3. Duration of participation; reemployment13
4.4. Reclassification of employment status13
ARTICLE 5. CONTRIBUTIONS TO THE PLAN.14
5.1. Elective Contributions and Employee Contributions14
5.2. Form and Manner of Contribution Agreements14
5.3. Matching Contributions.14
5.4. Discretionary Contributions15
5.5. Nonelective Contributions15
5.6. Qualified Nonelective Contributions15
5.7. Rollover Contributions; direct transfers16
5.8. Crediting of contributions16
5.9. Time for making contributions16
5.10. Certain limits apply16
5.11. Return of contributions16
5.12. Establishment of Trust Fund17
ARTICLE 6. LIMITS ON CONTRIBUTIONS.18
6.1. Code section 404 limits18
6.2. Code section 415 limits.18
6.3. Code section 402(g) limits.19
6.4. Code section 401(k)(3) limits.21
6.5. Code section 401(m) limits.26
ARTICLE 7. PARTICIPANT ACCOUNTS.32
7.1. Accounts32
7.2. Adjustment of Accounts32
7.3. Investment of Accounts32
ARTICLE 8. VESTING OF ACCOUNTS.34
8.1. Immediate vesting of certain Accounts34
8.2. Deferred vesting of other Accounts34
8.3. Special vesting rules34
8.4. Distribution of less than entire vested percentage35
8.5. Changes in vesting schedule35
8.6. Forfeitures.35
ARTICLE 9. WITHDRAWALS PRIOR TO SEPARATION FROM
SERVICE.37
9.1. Hardship Withdrawals.37
9.2. Withdrawals After Age 59 1/2 38
9.3. Withdrawals of Rollover Contributions38
ARTICLE 10. PAYMENT OF ACCOUNTS.39
10.1. Retirement39
10.2. Death39
10.3. Disability39
10.4. Other termination of employment39
10.5. Valuation for distribution39
10.6. Timing of distribution39
10.7. Minimum distribution rules after 2002.40
10.8. Time and Manner of Distribution.40
10.9. Required Minimum Distributions During Participant`s
Lifetime.42
10.10. Required Minimum Distributions After Participant`s
Death.42
10.11. Definitions44
10.12. Special Rules45
10.13. Mode of distribution45
10.14. Consent to distributions by Participant46
10.15. Beneficiary Designation.47
10.16. Facility of payments48
10.17. Payment as discharge of liability48
10.18. Direct rollover option48
10.19. Distributions to certain Participants50
ARTICLE 11. LOANS TO PARTICIPANTS.51
11.1. Loan application51
11.2. Rules and procedures51
11.3. Maximum amount of loan51
11.4. Minimum amount of loan52
11.5. Note; interest; security; default52
11.6. Repayment53
11.7. Repayment upon distribution53
11.8. Note as trust asset53
11.9. Nondiscrimination54
ARTICLE 12. SPECIAL TOP-HEAVY PROVISIONS.55
12.1. Provisions to apply55
12.2. Minimum Contribution55
12.3. Definitions56
ARTICLE 13. ADMINISTRATION OF THE PLAN.59
13.1. Powers and duties of the Association59
13.2. Appointment of Trustee and Investment Managers60
13.3. Conclusiveness of various documents60
13.4. Indemnification60
13.5. Claims and review procedures.61
13.6. Expenses of administration62
13.7. Authority to correct operational defects62
13.8. Effect of interpretation or determination63
ARTICLE 14. AMENDMENT AND TERMINATION.64
14.1. Amendment or termination by Association64
14.2. Voluntary participation64
14.3. Withdrawal by Participating Employer64
14.4. Effect of withdrawal on a withdrawing Participating
Employer.66
14.5. Effect of withdrawal and spin-off on Participants and Beneficiaries.66
14.6. Effect of withdrawal on Participants and Beneficiaries when assets remain with the Plan67
14.7. Failure to maintain qualified status67
ARTICLE 15. MISCELLANEOUS.68
15.1. Exclusive benefit rule68
15.2. Limitation of rights68
15.3. Nonalienability of benefits68
15.4. Rights of Eligible Employees68
15.5. Payment under domestic relations order68
15.6. Plan mergers69
15.7. Veterans` reemployment and benefit rights69
ARTICLE 16. ADOPTION AGREEMENT.70
16.1. Adoption Agreement70



ARTICLE 1.	INTRODUCTION.

     1.1. Purpose. The Plan and its related trust are intended to qualify as a profit-sharing plan and trust under Code sections 401(a) and 501(a), and the cash or deferred arrangement forming part of the Plan is intended to qualify under Code section 401(k). The Plan is also intended to constitute a plan described in section 404(c) of ERISA. The purpose of the Plan is to provide benefits to Participants in a manner consistent and in compliance with such Code sections and Title 1 of ERISA and the provisions of the Plan and Trust shall be construed and applied accordingly.

     1.2. Application of the restated Defined Contribution Plan (Plan A). Except as otherwise specifically provided herein, the provisions of this restated Defined Contribution Plan (Plan A) shall apply only to those individuals who are Eligible Employees on or after January 1, 2004. Except as otherwise provided herein, the rights and benefits, if any, of a former Employee whose employment terminated before January 1, 2004 or other effective date specified in the Plan shall be determined in accordance with the provisions of the Retirement Program as in effect from time to time before that date. Generally, the provisions of the Plan in effect at the time an Employee terminates employment are controlling with respect to that Employee.

     1.3. Defined terms. All capitalized terms used in the following provisions of the Plan have the meanings given them under the Articles entitled ``Definitions Other Than Service
Definitions`` and ``Service Definitions; Special Service Crediting``.

     1.4. Applicable law. The provisions of the Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, except to the extent to which the Plan is governed by federal law.

     1.5. Headings. The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.


ARTICLE 2.	DEFINITIONS OTHER THAN SERVICE
DEFINITIONS.

      Where used in the Plan, the words and phrases contained in
Article 2 and Article 3 have the meanings specified below, unless a different meaning is plainly required by the context. Wherever used in this instrument, a singular word shall be deemed to include the singular and plural in all cases where the context requires.

     2.1.  ``Account``
means, for any Participant, each account established under the Plan to which contributions made for the Participant`s benefit, and any allocable income, expense, gain and loss, are allocated. The term ``Account`` shall refer, as the context indicates, to any or all of the following:

    (a) ``Matching Contribution Account`` means the Account to which are credited Matching Contributions allocated to a Participant, and earnings thereon.
    (b)  ``Discretionary Contribution Account`` means the
Account to which are credited Discretionary Contributions allocated to a Participant, and earnings thereon.
    (c)  ``Nonelective Contribution Account`` means the
Account to which are credited Nonelective Contributions allocated to a Participant, and earnings thereon.
    (d) ``Rollover Contribution Account`` means the Account to which are credited a Participant`s Rollover Contributions and direct transfer amounts, and earnings thereon. A Participant shall be fully vested at all times in his or her Rollover Account.
    (e) ``Elective Contribution Account`` means the Account to which are credited pre-tax contributions made for the Participant pursuant to his or her Compensation reduction agreement, and earnings thereon. A Participant shall be fully vested at all times in his or her Elective Contribution Account.
    (f) ``Employee Contribution Account`` means the Account to which are credited a Participant`s voluntary after-tax contributions, and earnings thereon. A Participant shall be fully vested at all times in his or her Employee Contribution Account.
     2.2.  ``Adoption Agreement``
means the agreement described in the Plan made by and between a Participating Employer and the Trustee.

     2.3.  ``Affiliate``
of a Massachusetts Cooperative Bank or other organization which is permitted to participate in the Retirement Program pursuant to the By-Laws means (i) any corporation after it becomes a member of a controlled group of corporations (as defined in section 414(b) of the Code) with such Bank or other organization, (ii) any trade or business, whether or not incorporated, after it comes under common control (as defined in section 414(c) of the Code) with such Bank or other organization, (iii) any trade or business that is a member of an affiliated service group (as defined in section 414(m) of the Code) of which such Bank or other organization is also a member, or (iv) any other entity required to be aggregated with such Bank or other organization under section 414(o) of the Code.

     2.4.  ``Association``
means the Cooperative Banks Employees Retirement Association, organized and operated pursuant to the provisions of Sections 30, 31 and 32 of Chapter 170 of the General Laws of Massachusetts, as amended from time to time.

     2.5.  ``Beneficiary``
means any person designated by a Participant to receive any benefits which become payable under the Plan upon the death of the Participant.

     2.6.  ``By-Laws``
means the By-Laws of the Association, as amended from time to time in accordance with the provisions thereof.

     2.7.  ``Code``
means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any regulation issued pursuant to or with respect to such section or subsection.

     2.8.  ``Compensation``
means:

    (a) for purposes of determining contributions under the Plan, the amount of compensation described in (i), (ii), or (iii) below, as elected by the Participating Employer in its Adoption Agreement, where
   (1) is the basic salary and wages paid to a Participant during a Plan Year by the Participating Employer, increased by any amounts that would have been received by the Participant from the Participating Employer as basic salary and wages but for an election under sections 125, 132(f), 401(k), or 403(b) of the Code, but excluding all additional amounts such as overtime, commissions, bonus payments, or other distributions;
   (2) is the basic salary and wages paid to a Participant during a Plan Year by the Participating Employer, increased by draws against commissions, mortgage originator`s commissions (up to the amount, if any, elected by a Participating Employer in its Adoption
Agreement) and any amounts which would have been received by the Participant from the Participating
Employer as basic salary and wages but for an election under sections 125, 132(f), 401(k), or 403(b) of the Code, but excluding all additional amounts such as overtime, commissions (including the commissions against which such draws are taken), bonus payments, or other distributions, and
   (3) is the total salary and wages paid to a Participant during the Plan Year by the Participating Employer, including overtime, bonus payments, commissions, and any other distributions (but excluding taxable fringe benefit payments), increased by any amounts which would have been received by the Participant from the Participating Employer as total salary and wages but for an election under sections 125, 132(f), 401(k), or 403(b) of the Code.
      A Participating Employer may elect in its Adoption Agreement a different amount of Compensation under subparagraphs (a)(i), (ii) or (iii) above for purposes of determining different types of contributions under the Plan.
    (b) for purposes of Code section 415 limits and minimum contributions under Code section 416, the Participant`s salary, wages, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with a Participating Employer or its Affiliate to the extent that the amounts are includible in gross income
(including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commission on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c)), and amounts described in Code sections
104(a)(3), 105(a), and 105(h), but only to the extent that these amounts are included in the gross income of the Participant, and amounts paid or reimbursed by a Participating
Employer for moving expenses incurred by a Participant, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Participant under Code section 217. To the extent permitted under Code sections 415 and 416, Compensation under this paragraph will also include amounts which would have been received by the Participant from a Participating
Employer or its Affiliate as salary and wages but for an election under sections 125, 132(f), 401(k), 403(b), or 457 of the Code.
    (c) for purposes of the discrimination testing requirements of Code sections 401(k) and 401(m), the Participant`s salary, wages, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with a Participating
Employer or its Affiliate to the extent that the amounts are includible in gross income (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commission on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c)), and amounts described in Code sections 104(a)(3), 105(a), and 105(h), but only to the extent that these amounts are included in the gross income of the Participant, and amounts paid or reimbursed by a Participating Employer for moving expenses incurred by a Participant, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Participant under Code section 217, increased, if elected by the Association for a given Plan Year, by any amounts which would have been received by the Participant from the Participating Employer or its Affiliate as such Compensation but for an election under sections 125, 132(f), 401(k), 403(b) or 457 of the Code.
    (d) for purposes of determining the status of an individual as a Highly Compensated Employee, or as a key
Employee under Code section 416, the Participant`s salary, wages and other amounts received from a Participating
Employer or its Affiliate, as defined in Code section 415(c)(3) and the regulations promulgated thereunder, increased by amounts which would have been received by the Participant from the Participating Employer or its Affiliate as such salary and wages but for an election under sections 125, 132(f), 401(k), 403(b) or 457 of the Code.
    (e) in no event may the amount of Compensation taken into account under paragraphs (a), (b) or (c) above exceed the amount determined from time to time under Code section
401(a)(17).  For 2003, the 401(a)(17) limit is $200,000.  For each Plan Year beginning after December 31, 2003, the
401(a)(17) limit is $205,000, adjusted from time to time for cost-of-living increases in accordance with Code section
401(a)(17)(B). The Association may prescribe procedures for applying such limit consistent with the applicable requirements of Code section 401(a)(17).
     2.9.  ``Deferred Retirement Date``
means the first day of any calendar month coinciding with or next following the date a Participant elects to retire at any time after his or her Normal Retirement Date.

     2.10.  ``Disability``
means entitled to disability benefits under the Participating Employer`s long-term disability plan. The Eligible Employees` Disability shall be deemed to commence 90 days following the date on which he or she terminated his or her Eligible Employee status by reason of becoming entitled to disability benefits under his or her Participating Employer`s long-term disability plan, and shall end on the date which is the earlier of (a) his or her Normal Retirement Date, or (b) the date on which the Eligible Employee is no longer entitled to disability benefits under his or her Participating Employer`s long-term disability plan.

     2.11.  ``Discretionary Contribution``
means a contribution (other than a Qualified Nonelective
Contribution) made for the benefit of a Participant by a Participating Employer in its discretion pursuant to its Adoption Agreement.

     2.12.  ``Early Retirement Age``
means the earliest of the date on which a Participant has (a) attained his or her 62nd birthday, (b) attained his or her 55th birthday and completed at least 5 years of Vesting Service, or (c) attained his or her 50th birthday and completed at least 15 years of Vesting Service.

     2.13.  ``Early Retirement Date``
means the first day of any calendar month, prior to a Participant`s Normal Retirement Date and coinciding with or following the date he or she attains his or her Early Retirement Age, on which he or she elects to retire.

     2.14.  ``Elective Contribution``
means a contribution made to the Plan for the benefit of a Participant pursuant to a Compensation reduction contribution agreement with his or her Participating Employer.

     2.15.  ``Eligible Employee``
means an individual who is a common-law employee of a Participating Employer. In no event shall a Leased Employee become an Eligible Employee until he or she becomes actually employed by a Participating Employer.

     2.16.  ``Employee``
means an individual who is a common-law employee of a Participating Employer or its Affiliate, and to the extent required by section 414(n) of the Code, any Leased Employee who performs services for such Employer. Notwithstanding the foregoing, if such Leased Employees constitute less than 20% of an Employer`s non-highly compensated workforce within the meaning of section
414(n)(5)(c)(ii) of the Code, the term Employee shall not include those Leased Employees covered by a plan described in section
414(n)(5) of the Code.

     2.17.  ``Employee Contribution``
means a voluntary after-tax contribution made by a Participant under the Plan pursuant to a contribution agreement with his or her Participating Employer.

     2.18.  ``Employer``
means (i) a Massachusetts Cooperative Bank or other organization which is permitted to participate in the Retirement Program pursuant to the By-Laws and (ii) any Affiliate of each such Bank or other organization, and any successor to any of the foregoing, either singly or as a group, as the context may require.

     2.19.  ``Entry Date``
means the first day of each month.

     2.20.  ``ERISA``
means the Employee Retirement Income Security Act of 1974, as from time to time amended. Reference to any section or subsection of ERISA refers to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any regulation issued pursuant to or with respect to such section or subsection.

     2.21.  ``Highly Compensated Employee``
means an Eligible Employee who (i) was a five-percent owner (as defined in Code section 416(i)) at any time during the determination year or the preceding year, or (ii) for the preceding year had Compensation in excess of $90,000, as adjusted from time to time under Code section 414(q).

     2.22.  ``Investment Medium``
means any fund, contract, obligation or other mode of investment to which a Participant may direct the investment of assets of his or her Account.

     2.23.  ``Leased Employee``
means any person who is not an Employee of a Participating
Employer and who provides services to a Participating Employer if
(i) such services are provided pursuant to an agreement between the Participating Employer and any other person, (ii) such person has performed services for the Participating Employer (or for the Participating Employer and related persons within the meaning of Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and (iii) such services are performed under the primary direction or control by the Participating Employer.

     2.24.  ``Matching Contribution``
means a contribution made by a Participating Employer for the benefit of a Participant under the Plan on account of an Elective
Contribution or Employee Contribution.

     2.25.  ``Nonelective Contribution``
means a contribution made for the benefit of a Participant by a Participating Employer each Plan Year pursuant to its Adoption
Agreement.

     2.26.  ``Normal Retirement Date``
means the first day of the calendar month coinciding with or next following the Participant`s 65th birthday.

     2.27.  ``Participant``
means an Eligible Employee or Terminated Eligible Employee who participates in the Plan pursuant to its provisions.

     2.28.  ``Participating Employer``
means an Employer that has adopted the Plan in accordance with the By-Laws and has entered into an Adoption Agreement.

     2.29. ``Participating Employer`s Participation Date`` means the date as of which such Participating Employer adopts the Plan for the benefit of its Eligible Employees.

     2.30.  ``Plan``
means The Defined Contribution Plan (Plan A) of the Cooperative
Banks Employees Retirement Program.

     2.31.  ``Plan Year``
means the calendar year.

     2.32.  ``Qualified Domestic Relations Order``
means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a ``qualified domestic relations order`` within the meaning of Code section
414(p). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

     2.33.  ``Qualified Nonelective Contribution``
means a contribution made in the discretion of the Participating
Employer which is designated by the Participating Employer as a Qualified Nonelective Contribution pursuant to its Adoption
Agreement.

     2.34.  ``Retirement Program``
means The Cooperative Banks Employees Retirement Program as from time to time in effect.

     2.35.  ``Rollover Contributions``
means a contribution made by a Participant as a rollover contribution, or as a direct transfer from another plan which satisfies the applicable requirements of the Code for rollover contributions and direct transfers, and any administrative requirements imposed by the Association.

     2.36.  ``Terminated Eligible Employee``
means an individual who has ceased to be an Eligible Employee
(other than on account of death) prior to becoming eligible to retire on his or her Normal Retirement Date or Early Retirement Date.

     2.37.  ``Trustee``
means any person or persons who are at any time acting as Trustee under the Trust.

     2.38.  ``Trust``
means and the Trust established under a trust agreement between the Association and the Trustee for purposes of the Plan.

     2.39.  ``Valuation Date``
means December 31 and such other date or dates selected by the Association for valuing Plan Assets during the Plan Year.

     2.40.  ``Withdrawal Date``
means the date as of which a Participating Employer withdraws from the Plan pursuant to the provisions of the Plan.


ARTICLE 3.	SERVICE DEFINITIONS; SPECIAL SERVICE
CREDITING RULES

     3.1.  ``Absence in Military Service``
means an absence of an Employee in military or governmental service for the United States of America for the period during which the Employee retains rights to re-employment with his or her Participating Employer or its Affiliate under the federal laws of the United States of America; provided, that the Employee in fact returns to the active service of his or her Participating Employer or its Affiliate within the period during which he or she is entitled to such re-employment rights.

     3.2.  ``Authorized Leave of Absence``
means any absence of an Employee granted by his or her Participating Employer or its Affiliate in accordance with rules of uniform application to all Employees similarly situated.

     3.3.  ``Employment Commencement Date``
means the date on which an Employee first performs an Hour of Service.

     3.4.  ``Hour of Service``
means, for purposes of determining the beginning of an Employee`s period of Vesting Service, each hour described in paragraph (a) below, and for purposes of determining an Employee`s Years of Eligibility Service, each hour described in paragraphs (a), (b), (c) and (d) below, where

    (a) is each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for a Participating Employer or its Affiliate, each such hour to be credited to the Employee for the period of service in which the duties were performed;
    (b) is each hour for which the Employee is directly or indirectly paid, or entitled to payment, by a Participating
Employer or its Affiliate (including payments made or due from a trust fund or insurer to which the Participating
Employer or its Affiliate contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether a Termination of Employment has occurred) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence, each such hour to be credited to the Employee for the period of Eligibility Service in which such period of time occurs, subject to the following rules:
   (1) No more than 501 Hours of Service shall be credited under this paragraph (b) to the Employee on account of any single continuous period during which the Employee performs no duties;

   (2) Hours of Service shall not be credited under this paragraph (b) to an Employee for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee, or which is made or due under a plan maintained solely for the purpose of complying with applicable workers` compensation, unemployment compensation, or disability insurance laws; and

   (3) If the period during which the Employee performs no duties falls within two or more computation periods, and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such computation periods on any reasonable basis consistently applied with respect to similarly situated Employees;

    (c) is each hour not counted under paragraph (a) or (b) for which back pay, irrespective of mitigation of damages, has been awarded or agreed to be paid by the Participating
Employer or its Affiliate, each such hour to be credited to the Employee for the computation period to which the award or agreement for back pay pertains, provided that crediting of Hours of Service under this paragraph (c) with respect to periods described in paragraph (b) above shall be subject to the limitations and special rules set forth in clauses (i), (ii) and
(iii) of paragraph (b); and
    (d) is each non-compensated hour while an Employee that is not credited under (a), (b) or (c) above during a period of Authorized Leave of Absence or Absence in Military Service from the Participating Employer or its Affiliate, or within such longer period as may be specified by the Participating
Employer or its Affiliate for which the Employee returns for work.
      Hours of Service to be credited to an individual under (a), (b) and (c) above shall be calculated and credited pursuant to paragraphs (b) and (c) of Section 2530.200(b)-2 of the Department of Labor Regulations which are incorporated herein by reference. Hours of Service to be credited to an individual during an absence described in (d) above shall be determined by the Employer with reference to the individual`s most recent normal work schedule. If the Employer cannot so determine the number of Hours to be credited, there shall instead be credited 8 Hours of Service for each day of absence.

     3.5.  ``One-Year Break in Service``
means, for any Employee or former Employee, a 12-month period commencing on his or her Termination of Employment or any anniversary thereof during which the Employee or former Employee failed to perform an Hour of Service for an Employer. Solely for purposes for determining whether an Employee has incurred a One-
Year Break in Service, if an Employee is absent from work (i) by reason of the Employee`s pregnancy, (ii) by reason of the birth of the Employee`s child, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the date of an Employee`s Termination of Employment shall be twelve (12) months after the date otherwise determined. The preceding sentence shall be construed and applied in a manner consistent with the Family Medical Leave Act of 1993.

     3.6.  ``Period of Service``
means, for each Employee, the period or periods of time elapsed between his or her Employment Commencement Date or Reemployment Commencement Date and his or her Termination of Employment. Each Period of Service shall be measured in years and days.

     3.7.  ``Reemployment Commencement Date``
means the date on which a rehired former Employee of a Participating Employer first performs an Hour of Service on or following such reemployment.

     3.8.  ``Termination of Employment``
means the date on which an Employee quits, is discharged, retires or dies.

     3.9.  ``Vesting Service``
means, for any Participant, the aggregate of all his or her Periods of Service, but excluding, except as otherwise provided in this Article, any Period of Service rendered prior to his or her Participating
Employer`s Participation Date.

      In addition, if an Employee has a Reemployment
Commencement Date within 12 months after the date of his or her Termination of Employment, such Employee`s Vesting Service shall include the period of severance measured from his or her date of Termination of Employment until his or her subsequent
Reemployment Commencement Date.
      Vesting Service shall also include any period not otherwise included in a Period of Service during which a Participant is absent due to Disability, Authorized Leave of Absence, Absence in Military Service or absent on maternity, paternity leave described in the definition of One-Year Break in Service.
      Two or more Periods of Service or periods of severance that are included in a Participant`s Vesting Service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of 365 days constituting a year.
     3.10.  ``Year of Eligibility Service``
means a 12-consecutive-month period commencing on an Employee`s Employment Commencement Date, or any Plan Year thereafter which commences after such Employment
Commencement Date, during which he or she completes at least
1,000 Hours of Service.

     3.11. Crediting Periods of Service earned before Employer becomes a Participating Employer.
  All or any portion of periods of service earned by an Employee prior to his or her Participating Employer`s Participation Date shall be credited on a non-discriminatory basis under the Plan as of such Participation Date for vesting purposes if the Association approves such crediting and if his or her Participating Employer agrees, on or prior to such Participation Date, to pay the cost, if any, of crediting such periods of service under the Plan.

     3.12. Crediting Periods of Service earned before Employer is merged with or acquired by a Participating Employer.
  All or any portion of periods of service earned by an Employee prior to his or her employer`s merger with or acquisition by a Participating Employer shall be credited on a non-discriminatory basis under the Plan for eligibility or vesting purposes (or both) if and to the extent the Association approves such crediting and if such Participating Employer agrees to pay the cost, if any, of crediting such periods of service under the Plan.

     3.13.  Application of Service Definitions.
  All provisions of the Plan relating to the crediting of service shall be construed and applied consistent with the requirements of Code section 413(c).


ARTICLE 4.	PARTICIPATION.

     4.1.  Participation requirements.

    (a) Age and Service. Unless waived or reduced under (b) below, to become a Participant in the Plan each Eligible
Employee must have attained age 21 and completed one Year of Eligibility Service.
    (b)  Waiver.  Under its Adoption Agreement, a
Participating Employer may elect to waive or reduce either or both of the age and service requirements described in (a) above.
     4.2. Date of participation. An Eligible Employee will become a Participant in the Plan on the Entry Date coinciding with or next following the date on which he or she satisfies the participation requirements of Section 4.1 provided he or she is an Eligible Employee on such date.

     4.3. Duration of participation; reemployment. An individual who has become a Participant will remain a Participant for as long as an Account is maintained under the Plan for his or her benefit, or until his or her death, if earlier. No contributions shall be made by or for (and no forfeitures may be allocated with respect to) a Participant who is not an Eligible Employee. A Participant or former Participant who is reemployed as an Eligible Employee will again become eligible to receive or make contributions, and may enter into a contribution agreement, immediately upon reemployment.

     4.4. Reclassification of employment status. Notwithstanding anything herein to the contrary, an individual who is not characterized or treated as a common law employee of the Participating Employer shall not be eligible to participate in the Plan. However, in the event that such an individual is reclassified or deemed to be reclassified as a common law employee of the Participating Employer, the individual shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the actual date of such reclassification (to the extent such individual otherwise qualifies as an Eligible Employee hereunder). If the effective date of any such reclassification is prior to the actual date of such reclassification, in no event shall the reclassified individual be eligible to participate in the Plan retroactively to the effective date of such reclassification.


ARTICLE 5.	CONTRIBUTIONS TO THE PLAN.

     5.1. Elective Contributions and Employee Contributions. Each Participant may enter into a contribution agreement with his or her Participating Employer specifying Elective Contributions or Employee Contributions, or both. Such Elective Contributions or Employee Contributions shall be expressed as a percentage (which may be any percentage allowed by the Association under its administrative procedures) of the Participant`s Compensation. Unless the Participating Employer elects otherwise in its Adoption Agreement, during any period for which a Matching Contribution is being made for a Participant, the Participant shall be required, as a condition of continued employment, to enter into and to continue a contribution agreement specifying Elective Contributions or Employee
Contributions in an amount equal to at least one (1) percent of his or her Compensation. By agreeing to Elective Contributions, the Participant agrees to a reduction in Compensation in the amount designated and the Participating Employer agrees in consideration of such reduction to contribute an equivalent amount to the Trust for the Participant. By agreeing to Employee Contributions, the Participant agrees to contribute the designated amount to the Trust out of after-tax Compensation and the Participating Employer agrees to facilitate such contributions through payroll deductions.

      Effective January 1, 2002, each Participant who has attained age 50 before the close of a Plan Year may elect to have a catch-up Elective Contribution made on his or her behalf for the Plan Year in accordance with, and subject to, the limitations of Code section 414(v) of the Code. Such catch-up Elective Contribution shall not be taken into account for purposes of the provisions of the Plan implementing the requirements of Code section 402(g) and 415.
The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of code sections 401(k)(3), 401(k)(11), 401(k)(16), 410(b) or 416 as applicable, by reason of the making of such catch-up Elective Contributions.
     5.2. Form and Manner of Contribution Agreements. Each contribution agreement or authorization shall be in such form as the Association shall prescribe, and may be changed by the Participant from time to time in accordance with such procedures as the Association shall prescribe.

     5.3.  Matching Contributions.

    (a)  Formula Matching Contributions.  In its Adoption
Agreement, a Participating Employer may specify an amount of Matching Contributions up to a specified percentage of Compensation to be made to the Trust for a Plan Year for the benefit of each Participant on whose behalf a contribution agreement with the Participating Employer was in effect during the Plan Year. Formula Matching Contributions for a
Plan Year shall be expressed as a percentage (which may be any percentage allowed by the Association under its administrative procedures), as specified by the Participating Employer of Elective Contributions and/or Employee
Contributions for the Plan Year and shall be credited to the Matching Contribution Accounts of Participants on that basis.
    (b) Discretionary Matching Contributions. If so provided in its Adoption Agreement, a Participating Employer, in addition to formula Matching Contributions, may determine whether a discretionary Matching Contribution shall be made to the Trust for a Plan Year, and if so, the amount to be contributed with respect to Elective Contributions and/or
Employee Contributions for the Plan Year.  The Participating
Employer must notify the Association in writing of the amount of such discretionary Matching Contribution and the matching formula.
     5.4. Discretionary Contributions. If so provided in its Adoption Agreement, a Participating Employer, in its discretion, may determine whether a Discretionary Contribution shall be made to the Trust for a Plan Year, and if so, the amount to be contributed. The Discretionary Contribution of a Participating Employer for a Plan Year shall be allocated among and credited to the Discretionary Contribution Accounts of all Participants who are eligible to receive such Contribution, as determined in accordance with the Adoption Agreement, in proportion to their relative amounts of Compensation for that portion of the Plan Year during which they were both a Participant and an Eligible Employee.

     5.5. Nonelective Contributions. If so provided in its Adoption Agreement, a Participating Employer shall make a Nonelective Contribution to the Trust for each Plan Year on behalf of each Participant eligible to receive such Contribution. The Nonelective Contribution shall be an amount equal to a percentage of the Compensation of each Participant for the Plan Year as determined in accordance with the Participating Employer`s Adoption Agreement.
The Nonelective Contribution shall be credited to the Nonelective Contribution Account of each Participant eligible to receive such Contribution for the Plan Year.

     5.6. Qualified Nonelective Contributions. If so provided in its Adoption Agreement, to the extent necessary to satisfy the Code section 401(k)(3) limits with respect to Elective Contributions or the Code section 401(m) limits with respect to Matching Contributions, a Participating Employer, in its discretion, may determine whether a Qualified Nonelective Contribution shall be made to the Trust for a Plan Year and, if so, the amount to be contributed. A Qualified Nonelective Contribution for a Plan Year shall be allocated among and credited to the QNEC Accounts of Participants in such manner as the Participating Employer shall determine in order to accomplish its intended purpose. Qualified Nonelective Contributions shall be subject to the same distribution rules as Elective Contributions as of the time such Qualified Nonelective Contributions are made to the Plan.

     5.7.  Rollover Contributions; direct transfers.  An Eligible
Employee may make a Rollover Contribution to the Plan upon demonstration satisfactory to the Association that the contribution is eligible for transfer to the Plan pursuant to the rollover or direct transfer provisions of the Code.

     5.8. Crediting of contributions. Each type of contribution for a Plan Year shall be allocated among and credited to the respective Accounts of Participants eligible to share in the contributions as of the Valuation Date coinciding with or next following the date the contributions are received by the Trustee (but in no event later than the last Valuation Date of the Plan Year).

     5.9. Time for making contributions. Elective Contributions and Employee Contributions will be paid in cash to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Participating Employer, but in any event within the time required under the Code and ERISA. Any Matching Contributions, Discretionary Contributions, Nonelective Contributions or Qualified Nonelective Contributions for a Plan Year will be contributed in cash to the Trust at such time as the Participating Employer determines, but in any event no later than the time prescribed by law (including extensions) for filing the Participating Employer`s federal income tax return for its taxable year in or with which the Plan Year ends. In addition, Qualified Nonelective Contributions and Matching Contributions for a Plan Year must be made no later than the last day of the 12-month period immediately following the Plan Year (or in the case of Qualified Nonelective Contributions, such earlier date as may be required by the Code).

     5.10. Certain limits apply. All contributions to the Plan are subject to the applicable limits set forth under Code sections 401(k), 402(g), 401(m), 404, and 415, as further described elsewhere in the Plan. In addition, certain minimum allocations may be required under Code sections 410(b) and 416, as also further described elsewhere in the Plan.

     5.11. Return of contributions. If any contribution by a Participating Employer to the Trust is made by reason of a good faith mistake of fact, or believed by the Participating Employer in good faith to be deductible under Code section 404, but the deduction is disallowed, the Trustee shall, upon request by the Participating Employer, return to the Participating Employer the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess shall be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. In no event shall the return of a contribution hereunder cause any Participant`s Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

     5.12. Establishment of Trust Fund. The Association will enter into a trust agreement with a Trustee under which agreement the Trustee shall accept, hold and invest such contributions as the Participating Employers shall deliver to it and pay such benefits as the Participating Employers shall direct in writing. Contributions with respect to a Participating Employer will be accounted for separately. The contributions, together with any income, gains, or profits, less distributions and losses, shall constitute the Trust Fund.



ARTICLE 6.	LIMITS ON CONTRIBUTIONS.

     6.1. Code section 404 limits. The sum of the contributions made by each Participating Employer under the Plan for any Plan
Year shall not exceed the maximum amount deductible under the applicable provisions of the Code. All contributions under the Plan made by a Participating Employer are expressly conditioned on their deductibility under Code section 404 for the taxable year when paid (or treated as paid under Code section 404(a)(6)).

     6.2.  Code section 415 limits.

    (a) Incorporation by reference. Code section 415 is hereby incorporated by reference into the Plan and the provisions of this Section shall be construed and applied in accordance with Section 415.
    (b) Annual addition. The Association shall determine an ``annual addition`` within the meaning of Code section 415 for each Participant for each limitation year.
    (c) General limitation on annual additions. The annual addition to a Participant`s Accounts under the Plan for any limitation year, when added to the annual additions to his or her accounts for such Year under all other defined contributions plans maintained by the Participating Employer and its Affiliates, shall not exceed the lesser of (i) $41,000, as adjusted for cost-of-living increases under Code section
415(d), or (ii) 100% of the Participant`s Compensation for such limitation year.
    (d) Limitation year. For purposes of determining the Code section 415 limits under the Plan, the ``limitation year`` shall be the calendar year.
    (e) To the extent necessary to satisfy the limitations of Code section 415 for any Participant, the annual addition which would otherwise be made on behalf of the Participant under the Plan shall be reduced after the Participant`s annual addition is reduced under any other defined contribution plan.
    (f) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant`s compensation for a Plan Year or limitation year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code section 402(g)(3)) that may be made with respect to any individual under the limits of Code section 415, or under such other facts and circumstances as may be permitted under regulation or by the Internal Revenue
Service, the annual addition under the Plan for a Participant would cause the Code section 415 limitations for a limitation year to be exceeded, any Elective Contributions and Employee Contributions made pursuant to a contribution agreement together with earnings thereon made by or on behalf of the Participant for the Limitation Year, to the extent necessary, will be returned to the Participant. Any contributions so returned will be disregarded for purposes of the limits under Code sections 402(g) and 401(k)(3) and 401(m)(2). If the remaining annual addition for the Participant still exceeds the Code section 415 limits for the limitation year, Qualified Nonelective Contributions followed by Discretionary
Contributions or Nonelective Contributions, followed by Matching Contributions (including forfeitures applied to reduce any such Participating Employer contributions), together with earnings thereon, will not be allocated to the Participant`s Account to the extent necessary for the limitation year, but will be used to reduce Participating Employer contributions for the next limitation year (and succeeding limitation years, as necessary) for that Participant if the Participant is covered by the Plan as of the end of the limitation year. However, if the Participant is not covered by the Plan as of the end of the limitation year, the excess amounts will not be distributed to Participants or former Participants, but will be held unallocated for that limitation year in a suspense account. If the suspense account is in existence at any time during any subsequent limitation year, all amounts in the suspense account will be allocated to the Discretionary or Nonelective Contribution Accounts of all Participants in proportion to their relative amounts of Compensation for the subsequent limitation year, before any other contributions which would be part of an annual addition are made to the Plan for the subsequent limitation year. No investment gains or losses will be allocated to any suspense account described in this paragraph; instead, any such gains or losses shall be allocated among the remaining Accounts in proportion to their respective balances.
     6.3.  Code section 402(g) limits.

    (a) In general. The maximum amount of Elective Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals under all other plans, contracts and arrangements of an Affiliated Employer with respect to the Participant for the calendar year), shall in no event exceed the maximum applicable limit in effect for the calendar year under Code section 402(g), except to the extent permitted with respect to ``catch-up`` Elective Contributions described in Section 5.1 of the Plan. For purposes of the Plan, an individual`s elective deferrals for a taxable year are the sum of the following:
   (1) Any elective contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includable in the individual`s gross income for the taxable year on account of Code section 402(a)(8) (before applying the limits of Code section
402(g) or this section);

   (2) Any employer contribution to a simplified employee pension (as defined in code section 408(k) to the extent not includable in the individual`s gross income for the taxable year on account of Code section
402(h)(1)(B) (before applying the limits of Code section
402(g));

   (3) Any employer contribution to a custodial account or annuity contract under section 403(b) under a salary reduction agreement (within the meaning of Code section
3121(a)(5)(D)), and any elective contribution pursuant to an eligible deferred compensation plan under Code section 457 made prior to 2002, to the extent not includable in the individual`s gross income for the taxable year on account of Code section 403(b) or 457 before applying the limits of Code section 402(g); and

   (4)  Any employee contribution designated as
deductible under a trust described in Code section
501(c)(19) (before applying the limits of Code section
402(g)).

A Participant will be considered to have made ``excess deferrals`` for a taxable year to the extent that the Participant`s elective deferrals for the taxable year exceed the applicable limit described above for the year.

    (b) Distribution of excess deferrals. In the event that an amount is included in a Participant`s gross income for a taxable year as a result of an excess deferral under Code section 402(g), and the Participant notifies the Association on or before the March 1 following the taxable year that all or a specified part of an Elective Contribution made for his or her benefit represents an excess deferral, the Association shall make every reasonable effort to cause such excess deferral, adjusted for allocable income, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. The Participant will be deemed to have notified the Association before March 1 of any excess deferral arising under a plan maintained by an Affiliated Employer. The income allocable to excess deferrals is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the ``gap period``). Income allocable to excess deferrals for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant`s Elective Contribution Account for the taxable year by a fraction, the numerator of which is the Participant`s excess deferrals for the taxable year, and the denominator of which is the sum of the Participant`s Elective Contribution Account balance as of the beginning of the taxable year plus the Participant`s Elective Contributions for the taxable year. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designates the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Elective Contributions that were excess contributions and were previously distributed to the Participant or recharacterized for the Plan Year beginning with or within such taxable year.
    (c) Treatment of excess deferrals. For other purposes of the Code, including Code sections 401(a)(4), 401(k)(3), 404, 409, 411, 412, and 416), excess deferrals must be treated as employer contributions even if they are distributed in accordance with paragraph (b) above. However, excess deferrals of a non-Highly Compensated Employee are not to be taken into account for purposes of Code section 401(k)(3) (the actual deferral percentage test) to the extent the excess deferrals are prohibited under Code section 401(a)(30).
Excess deferrals are also to be treated as employer contributions for purposes of Code section 415 unless distributed under paragraph (b) above.
     6.4.  Code section 401(k)(3) limits.

    (a) In general. Elective Contributions made under the Plan are subject to the limits of Code section 401(k)(3), as more fully described below. The Plan provisions relating to the 401(k)(3) limits are to be interpreted and applied in accordance with Code sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(k) as may be prescribed by the Secretary of the Treasury from time to time. A Participating Employer may elect in its Adoption Agreement contribution provisions which will cause the Plan for such Participating Employer to become a safe harbor plan within the meaning of Code section 401(k)(12).
In such event, the Plan for such Participating Employer will be administered in all respects as such a safe harbor plan in accordance with the applicable requirements of Code section 401(k)(12).
    (b) Actual deferral ratios. For each Plan Year, the Association will determine the ``actual deferral ratio`` for each Participant who is eligible for Elective Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Elective Contributions (plus any Qualified Nonelective Contributions treated as Elective Contributions) made on behalf of the Participant for the Plan Year to the Participant`s Compensation for the applicable period. For purposes of determining a Participant`s actual deferral ratio,
   (1) Elective Contributions will be taken into account only if each of the following requirements are satisfied:

  (A) the Elective Contribution is allocated to the Participant`s Elective Contribution Account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

  (B)  the Elective Contribution relates to
Compensation that either would have been received by the Participant in the Plan Year but for the Participant`s election to defer under the Plan, or is attributable for services performed in the Plan Year and, but for the Participant`s election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

To the extent Elective Contributions which meet the requirements of (A) and (B) above constitute excess deferrals, they will be taken into account for each Highly Compensated Employee, but will not be taken into account for any non-Highly Compensated
Employee.

   (2)  in the case of a Participant who is a Highly
Compensated Employee for the Plan Year and is eligible to have elective deferrals (and Qualified Nonelective
Contributions, to the extent treated as elective deferrals) allocated to his or her accounts under two or more cash or deferred arrangements described in Code section
401(k) maintained by a Participating Employer or its Affiliate, the Participant`s actual deferral ratio shall be determined as if such elective deferrals (as well as Qualified Nonelective Contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement;

   (3)  the applicable period for determining
Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan
Year; provided, that to the extent permitted under Regulations, the Association may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

   (4) Qualified Nonelective Contributions made on behalf of Participants who are eligible to receive Elective
Contributions shall be treated as Elective Contributions to the extent permitted by Regulation section 1.401(k)
1(b)(5);

   (5) in the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

   (6) an employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made; and

   (7) Elective Contributions which are made on behalf of non-Highly Compensated Employees which could be used to satisfy the Code section 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code section 401(m) limits to the extent permitted by Regulation sections 1.401(m)-1(b)(5).

    (c) Actual deferral percentages. The actual deferral ratios for all Highly Compensated Employees who are eligible for Elective Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible for Elective Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests:
   (1) the actual deferral percentage for the highly compensated group for the Plan Year does not exceed
125% of the prior year actual deferral percentage for the prior year nonhighly compensated group; or

   (2) the excess of the actual deferral percentage for the highly compensated group for the Plan Year over the prior year actual deferral percentage for the prior year nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group for the Plan Year does not exceed twice the prior year actual deferral percentage of the prior year nonhighly compensated group.

      For purposes of satisfying the above tests for a Plan Year, the ``prior year actual deferral percentage for the prior year nonhighly compensated group`` refers to the actual percentage determined for the immediately preceding Plan Year for the nonhighly compensated group existing during such preceding Plan Year. Notwithstanding the foregoing, in satisfying the above tests, the Association may elect, in accordance with Code section 401(k)(3) and applicable Regulations by Plan amendment to use the actual deferral percentage for the nonhighly compensated group determined for the current Plan Year.
    (d) Adjustments by Association. If, prior to the time all Elective Contributions for a Plan Year have been contributed to the Trust, the Association determines that Elective
Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan
Year, the Association may, in its sole discretion, limit the amount of Elective Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Elective
Contribution elections to the extent the Association deems appropriate. Any Elective Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.
    (e) Excess contributions. If the Code section 401(k)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Association will determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees in the manner prescribed by Code section 401(k)(8). To do so, the Association will perform the following computation (which shall be used solely to determine the aggregate amount to be distributed under (f) and not the amount to be distributed to any individual): first, the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to (i) enable the Plan to satisfy the Code section 401(k)(3) limits or (ii) cause such Employee`s actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio, and then this process will be repeated until the Plan satisfies the Code section 401(k)(3) limits.
    (f) Distribution of excess contributions. Unless a Participant elects to have his or her excess contributions recharacterized, the Participant`s excess contributions, adjusted for income, will be designated by the Participating
Employer as a distribution of excess contributions and distributed to the Participant. The income allocable to excess contributions is equal to the allocable gain or loss for the Plan Year, plus the allocable gain or loss for the period between the end of the Plan Year and the date of distribution. The method for allocating such gain or loss will be determined by the Association consistent with the requirements of Code section 401(k). Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess contributions shall be treated as annual additions under the Plan, even if distributed under this paragraph. The aggregate amount of reductions determined under (e) above shall be distributed, first, to the Highly Compensated Employees with the highest dollar amounts of Elective Contributions, pro rata, in an amount equal to the lesser of (i) the total amount of excess contributions for the Plan determined under paragraph (e) above or (ii) the amount necessary to cause the amount of such Employees` Elective Contributions, reduced by distributions under this paragraph
(f), to equal the amount of the Elective Contributions of the Highly Compensated Employees with the next highest dollar amount of Elective Contributions. This process is repeated until the aggregate amount distributed under this paragraph
(f) equals the amount of excess contributions determined under paragraph (e) above.
    (g) Recharacterization. In lieu of receiving a distribution of excess contributions, a Highly Compensated Employee may elect, at such time and in such manner as the Association may prescribe, to have all or a portion of his or her excess contributions recharacterized as Employee Contributions.
Excess contributions may be recharacterized only to the extent that additional Employee Contributions otherwise could have been contributed by the Highly Compensated Employee for the Plan Year under the Plan, and must be recharacterized no later than two and one-half months after the close of the Plan
Year to which the recharacterization relates. If a Highly Compensated Employee elects recharacterization, the
Association will (i) timely provide such forms to the Highly Compensated Employee and his or her Participating Employer, and take such other action, as the Internal Revenue Service shall require, and (ii) account for such recharacterized amounts as contributions by the Highly Compensated
Employee for purposes of Code sections 72 and 6047.
Recharacterized excess contributions shall continue to be treated as Elective Contributions for all purposes under the Plan other than determination of the Code section 401(k)(3) and 401(m) limits (see Section 6.5(b)(vi)).
    (h) Special rules. For purposes of recharacterizing or distributing excess contributions, the amount of excess contributions that may be recharacterized or distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.
    (i) Recordkeeping requirement. The Association, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits including the extent to which Qualified Nonelective Contributions are taken into account in determining the actual deferral ratios.
    (j)  Effect on Matching Contributions.  A Participant`s
Elective Contributions which are returned or recharacterized as a result of the Code section 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant`s benefit for the Year. To the extent Matching Contributions have already been made with respect to the Elective Contributions at the time the Elective Contributions are determined to be excess contributions, such Matching Contributions shall be forfeited to the extent they are not vested, or distributed to the extent they are vested to the Participant at the same time as the Elective Contributions are returned or recharacterized.
    (k) Excise tax where failure to correct. If the excess contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the Participating Employers will be liable for a 10 percent excise tax on the amount of excess contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this Section for the Plan Year may enable the Plan to avoid having excess contributions, even if the contributions are made after the close of the 2 1/2 month period.
    (l)  Special rule for early participation.  Effective January
1, 1999, the Association may elect to follow the rules set forth in Code section 401(k)(3)(F) for purposes of determining the applicable Code section 401(k)(3) limits.
     6.5.  Code section 401(m) limits.

    (a) In general. Employee and Matching Contributions made under the Plan are subject to the limits of Code section 401(m), as more fully described below. The Plan provisions relating to the 401(m)(11) limits are to be interpreted and applied in accordance with Code sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(m) as may be prescribed by the Secretary of the Treasury from time to time. A Participating Employer may elect in its Adoption Agreement contribution provisions which will cause the Plan for such Participating Employer to become a safe harbor plan within the meaning of Code section
401(m).  In such event, the Plan for such Participating
Employer will be administered in all respects as such a safe harbor plan in accordance with the applicable requirements of Code section 401(m)(11).
    (b) Actual contribution ratios. For each Plan Year, the Association will determine the ``actual contribution ratio`` for each Participant who is eligible for Employee Contributions or Matching Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the sum of the Employee Contributions, Matching Contributions, and Qualified Nonelective Contributions which are not treated as Elective Contributions made by and on behalf of the Participant for the Plan Year, to the Participant`s Compensation for the Plan Year. For purposes of determining a Participant`s actual contribution ratio,
   (1) An Employee Contribution shall be taken into account for the Plan Year in which the Contribution is made to the Trust. A payment by the Participant to an agent of the Trustee (including a Participating Employer) shall be treated as a contribution to the Trust at the time of payment to the agent if the funds are transmitted to the Trust within the time allotted by the Plan. A Matching Contribution will be taken into account only if the Contribution is allocated to a Participant`s Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant`s Employee or Elective Contributions for the
Plan Year;

   (2) In the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have matching contributions or employee contributions (including amount treated as matching contributions) allocated to his or her accounts under two or more plans maintained by an Affiliated Employer which may be aggregated for purposes of Code sections 410(b) and 401(a)(4), the Participant`s actual contribution ratio shall be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan;

   (3)  The applicable period for determining
Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan
Year; provided, that to the extent permitted under regulations, the Association may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

   (4) Elective Contributions not applied to satisfy the Code section 401(k)(3) limits and Qualified Nonelective
Contributions not treated as Elective Contributions may be treated as Matching Contributions to the extent permitted by Regulation section 1.401(m)-1(b)(5).

   (5) In the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual contribution ratios as if all such plans were a single plan;

   (6) Elective Contributions which are recharacterized as Employee Contributions shall be taken into account as Employee Contributions for the Plan Year that includes the time at which the excess contributions are includable in the gross income of the Participant;

    (c) Actual contribution percentages. The actual contribution ratios for all Highly Compensated Employees who are eligible for Employee Contributions or Matching Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible for Employee Contributions or Matching Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests:
   (1) The actual contribution percentage for the highly compensated group for the Plan Year does not exceed
125% of the prior year actual contribution percentage for the prior year nonhighly compensated group; or

   (2) The excess of the actual contribution percentage for the highly compensated group for the Plan Year over the prior year actual contribution percentage for the prior year nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the highly compensated group for the Plan Year does not exceed twice the prior year actual contribution percentage of the prior year nonhighly compensated group.

      For purposes of satisfying the above tests for a Plan Year, the ``prior year actual contribution percentage for the prior year nonhighly compensated group`` refers to the actual contribution percentage determined for the immediately preceding Plan Year for the nonhighly compensated group existing during such preceding
Plan Year. Notwithstanding the foregoing, in satisfying the above tests, the Association may elect, in accordance with Code section 401(m)(2) and applicable regulations, to use the actual contribution percentage for the nonhighly compensated group calculated for the current Plan Year.
    (d) Multiple use test. For Plan Years beginning prior to 2002, in the event that (i) the actual deferral percentage and actual contribution percentage for the highly compensated group each exceed 125% of the respective actual deferral and actual contribution percentages for the nonhighly compensated group, and (ii) the sum of the actual deferral percentage and the actual contribution percentage for the highly compensated group exceeds the ``aggregate limit`` within the meaning of Regulation section 1.401(m)-2(b)(3), the Association shall reduce the actual contribution ratios of Highly Compensated Employees who had both an actual deferral ratio and an actual contribution ratio for the Plan Year to the extent required by such section and in the same manner as described in paragraph (f) below.
    (e) Adjustments by Association. If, prior to the time all Employee Contributions or Matching Contributions for a Plan
Year have been contributed to the Trust, the Association determines that such Contributions are being made at a rate which will cause the Code section 401(m) limits to be exceeded for the Plan Year, the Association may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Association deems appropriate.
    (f)  Excess aggregate contributions.  If the Code section
401(m) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the Employee and Matching
Contributions (and any Qualified Nonelective Contribution or elective deferral taken into account in computing the actual contribution percentages) actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Code section 401(m)(2)(A) shall be considered to be ``excess aggregate contributions``. The Association shall determine the amount of excess aggregate contributions made with respect to each Participant who is a Highly Compensated Employee in the manner prescribed by Code section 401(m)(6)(C). To do so, the Association will perform the following computation (which shall be used solely to determine the aggregate amount to be distributed under (g) and not the amount to be distributed to any individual): first, the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to
(i) enable the Plan to satisfy the Code section 401(m) limits or
(ii) cause such Employee`s actual contribution ratio to equal the actual contribution ratio of the Highly Compensated
Employee with the next highest actual contribution ratio, and then this process will be repeated until the Plan satisfies the Code section 401(m) limits. In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.
    (g) Distribution of excess aggregate contributions. A Participant`s excess aggregate contributions, adjusted for income will be designated by the Participating Employer as a distribution of excess aggregate contributions, and distributed to the Participant. The income allocable to excess aggregate contributions is equal to the allocable gain or loss for the taxable year of the individual, plus the allocable gain or loss for the period between the end of the taxable year and the date of distribution. The method for allocating such gain or loss will be determined by the Association consistent with the requirements of Code section 401(k). Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code sections 401(a)(4), 404, and 415 even if distributed from the Plan. The aggregate amount of reductions determined under (f) above shall be distributed first to the Highly Compensated Employees with the highest dollar amounts of Matching Contributions (and any Qualified Nonelective Contributions or Elective Contributions taken into account in computing actual contribution percentages), pro rata, in an amount equal to the lesser of (i) the total amount of excess aggregate contributions for the Plan determined under paragraph (f) above or (ii) the amount necessary to cause the amount of such Employees` Matching Contributions
(and any Qualified Nonelective Contributions or Elective Contributions taken into account in computing actual contribution percentages) to equal the amount of the Matching Contributions (and any Qualified Nonelective
Contributions or Elective Contributions taken into account in computing actual contribution percentages) of the Highly
Compensated Employees with the next highest dollar amount of Matching Contributions (and any Qualified Nonelective Contributions or Elective Contributions taken into account in computing actual contribution percentages). This process is repeated until the aggregate amount distributed under this paragraph (g) equals the amount of excess aggregate contributions determined under paragraph (f) above.
   (1) Special Rules. For purposes of distributing excess aggregate contributions, distribution of excess aggregate contributions (in each case adjusted for income or loss) shall be accomplished in the following order:
   (2)  unmatched Employee Contributions;

   (3)  Matched Employee Contributions;

   (4)  Matching Contributions attributable to Employee
Contributions; and

   (5)  Matching Contributions attributable to Elective
Contributions.

    (h) Recordkeeping requirement. The Association, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which Elective Contributions and Qualified Nonelective Contributions are taken into account in determining the actual contribution ratios.
    (i) Excise tax where failure to correct. If the excess aggregate contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the Participating Employers will be liable for a 10 percent excise tax on the amount of excess aggregate contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this section for the Plan Year may enable the Plan to avoid having excess aggregate contributions, even if the contributions are made after the close of the 2 1/2 month period.
    (j) Special rule for early participation. Effective January 1, 1999, the Association may elect to follow the rules set forth in Code section 401(m)(5)(C) for purposes of determining the application Code section 401(m) limits.



ARTICLE 7.	PARTICIPANT ACCOUNTS.

     7.1. Accounts. The Association will establish and maintain (or cause the Trustee to establish and maintain) for each Participant, such Accounts as are necessary to carry out the purposes of this Plan.

     7.2. Adjustment of Accounts. As of each Valuation Date, each Account will be adjusted to reflect the fair market value of the assets allocated to the Account. In so doing,

    (a) each Account balance will be increased by the amount of contributions, income and gain allocable to such Account since the prior Valuation Date; and
    (b) each Account balance will be decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Valuation Date;
and
    (c) each Account balance will be decreased by its allocable share (as determined by the Administrator) of any expenses of administration paid from the Trust Fund in accordance with Section 13.6.
      Any expenses relating to a specific Account or Accounts, or commissions or sales charges with respect to an investment in which the Account participates, may be charged solely to the particular Account or Accounts.
     7.3. Investment of Accounts. Participant`s Accounts will be invested in accordance with the provisions of the Trust. The Trust shall permit each Participant to direct the Trustee to invest his or her Accounts from among such investment options as the Association may make available from time to time. It is the intention of the Association to make such investment options available under the Trust as will fully satisfy the requirements of
Section 404(c) of ERISA and the regulations promulgated thereunder. The Plan is intended to be an ``ERISA Section 404(c) plan`` as described in Section 404(c) of ERISA and shall be administered and interpreted in a manner consistent with that intent. The Association shall prescribe the form and manner in which such directions shall be made, as well as the frequency with which such directions shall be made or changed, the dates as of which they shall be effective, and the allocation of Accounts with respect to which no directions are submitted, in each case consistent with Section 404(c) of ERISA and the regulations promulgated thereunder so that Participants will have a reasonable opportunity within the meaning of such regulations to give investment instructions (in writing or otherwise with an opportunity to obtain written confirmation of such instructions) to the Association which is the ``identified plan fiduciary`` for purposes of ERISA Section 404(c) obligated to comply with such instructions, except as otherwise provided under such regulations. Any other assets of the Trust not specified above in this Section shall be invested by the Trustee in the sole discretion of the Trustee and in accordance with the provisions of the Trust; provided, that if an investment manager or other named fiduciary has been appointed with respect to all or a portion of such assets, the Trustee shall invest such portion as the investment manager or other named fiduciary directs.



ARTICLE 8.	VESTING OF ACCOUNTS.

     8.1. Immediate vesting of certain Accounts. A Participant will at all times be 100% vested in his or her Elective Contribution
Account, Qualified Non Elective Contribution Account, Employee
Contribution Account, and Rollover Contribution Account.

     8.2. Deferred vesting of other Accounts. Each Participant will have a vested interest in a percentage of his or her Matching Contribution Account and Discretionary or Nonelective Contribution Account determined in accordance with the vesting schedule elected by the Participating Employer under its Adoption Agreement and based, where applicable, on his or her Years of Service for Vesting. The Participating Employer shall elect one of the following vesting schedules:

    (a) Full and immediate vesting. A Participant will at all times be 100% vested in his or her Matching Contribution
Account and Discretionary or Nonelective Contribution
Account.
    (b)  Three year cliff vesting.
               Years of VestingApplicable
               __Service__Percentage

               fewer than 3   0%
               3 or more  100%

    (c)  Six-year graded vesting.
               Years of VestingApplicable
               __Service__Percentage

               fewer than 2   0%
               2 but fewer than 3  20%
               3 but fewer than 4  40%
               4 but fewer than 5  60%
     5 but fewer than 6  80%
               6 or more 100%

     8.3. Special vesting rules. Notwithstanding any provision of the Plan to the contrary, a Participant will be fully vested in 100% of the Accounts maintained for his or her benefit upon the happening of any one of the following events:

    (a)  the Participant`s attainment of his or her Early
Retirement Age while an Employee;
    (b)  the Participant`s death while an Employee;
    (c) the termination or partial termination of the Plan or the complete cessation of contributions to the Plan, to the extent that the Participant is affected by such termination, partial termination, or complete discontinuance.
     8.4. Distribution of less than entire vested percentage. If a distribution has been made to a Participant from an Account at a time when he or she has a vested percentage in such Account equal to less than 100%, at any relevant time after the distribution, the Participant`s vested interest will be equal to (P*(AB+D))-D, where P is the Participant`s vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution.

     8.5.  Changes in vesting schedule.  If the Plan`s vesting
schedule is amended, or the Plan is amended in any way that directly or indirectly adversely affects the computation of a Participant`s vested percentage (or if the Plan changes to or from a top-heavy vesting schedule), each Participant who has completed 3 Years of Service for Vesting may elect, within the period described below, to have his or her vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days thereafter, or, if later, 60 days after the later of

    (a) the date on which such amendment becomes effective; and
    (b) the date on which the Participant is issued written notice of such amendment by the Association.
     8.6.  Forfeitures.

    (a) In general. Any portion of a Participant`s Account in which he or she is not vested upon separation from service for any reason will be forfeited as of the earlier of
   (1) the expiration of 5 consecutive One Year Breaks in Service, or

   (2) the distribution of the vested portion of the Account if such distribution is made as a result of the Participant`s separation from service.

    (b) Certain Restorations. Notwithstanding the preceding paragraph, if a Participant forfeits any portion of an Account as a result of the complete distribution of the vested portion of the Account but thereafter returns to the employ of a Participating Employer, the amount forfeited will be recredited to the Participant`s Account if he or she repays to the Plan the entire amount attributable to Matching Contribution and Discretionary or Nonelective Contribution Accounts previously distributed, without interest, prior to the earlier of (i) the close of the fifth consecutive One Year Break in Service or (ii) the fifth anniversary of the date on which the Participant is reemployed. The Participant`s vested percentage in the amount so recredited will thereafter be determined under the terms of the Plan as if no forfeiture had occurred. The money required to effect the restoration of a Participant`s Account shall come from other Accounts forfeited during the Plan Year of restoration, and to the extent such funds are inadequate, from a special contribution by the Participant`s Participating Employer.
    (c) Application of forfeitures. Any forfeitures occurring in a Plan Year with respect to an Employee of a Participating
Employer
   (1) first, will be applied to the restoration of any Accounts of Employees of the Participating Employer as required for such Year; and

   (2) to the extent amounts remain after the application of (i) above, will be applied against the Participating
Employer`s Matching Contributions for the Plan Year in which the forfeitures occurred, and to the extent any forfeitures remain after such application, they will be applied against the Employer`s Matching Contributions for the next Plan Year.


ARTICLE 9.	WITHDRAWALS PRIOR TO SEPARATION
FROM SERVICE.

     9.1.  Hardship Withdrawals.

    (a) Immediate and heavy financial need. A Participant may make a withdrawal from his or her Employee Contribution or Elective Contribution Accounts in the event of an immediate and heavy financial need arising from
   (1)  expenses for medical care described in Code
section 213(d) previously incurred by the Participant, his or her spouse or any of his or her dependents (as defined in Code section 152) or necessary for these persons to obtain such medical care;
   (2) costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);
   (3) the payment of tuition, related educational fees and room and board expenses, for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Code
Section 152); or
   (4) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on that principal residence.
The Association`s determination of whether there is an immediate and heavy financial need as defined above shall be made solely on the basis of written evidence furnished by the Participant. Such evidence must also indicate the amount of such need.

    (b) Distribution of amount necessary to meet need. As soon as practicable after the Association`s determination that an immediate and heavy financial need exists with respect to the Participant and that the Participant has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by the Participant`s Participating Employer, the Association will direct the Trustees to pay to the Participant the amount necessary to meet the need created by the hardship (but not in excess of the value of the Participant`s Employee Contribution and Elective Contribution Accounts, determined as of the Valuation Date next following the Association`s determination). The amount necessary to meet the need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The minimum amount of any hardship distribution under the Plan shall be determined in accordance with the administrative rules promulgated by the Administrator. Distribution from the Participant`s Accounts in the event of a hardship will be deemed to have been made in the following order:
   (1)  from his or her Employee Contribution Account;
and
   (2)  from his or her Elective Contribution Account
(provided that no portion of an Elective Contribution
Account attributable to investment earnings may be distributed due to a financial hardship).
The withdrawal shall be made proportionately from the investment options in which such Account is invested. In no event may a hardship withdrawal be made from a Qualified Nonelective Contribution Account.

    (c) Effect of hardship distribution. If a Participant receives a hardship distribution from his or her Elective Contribution Account, then any Elective Contribution election or any other cash-or-deferred or employee contribution election in effect with respect to the Participant under the Plan or any other plan maintained by the Participating Employer of the Participant shall be suspended for the 6-month period beginning with the date the Participant receives the distribution. This suspension shall not apply to Elective or Employee Contributions required as a condition of employment pursuant to Section 5.1.
     9.2. Withdrawals After Age 59 1/2. A Participant who is an Employee and has attained age 59 1/2 may make a withdrawal from his or her Elective Contribution Account or Employee Contribution Account for any reason, but with such prior notice as the Association may prescribe. Any such withdrawal will be made: first, from the Participant`s Employee Contribution Account; and second, from his or her Elective Contribution Account. The withdrawal from any of these Accounts shall be made proportionately from the investment options in which such account is invested. The minimum amount of any such withdrawal shall be such amount determined in accordance with the Association`s administrative procedures. Any such withdrawal shall be in the amount specified by the Participant, subject to the minimum withdrawal requirement, up to the value of the Participant`s particular Account determined as of the Valuation Date next following the Association`s receipt of notice of the withdrawal. Payment to the Participant shall be made on, or as soon as practicable after, such Valuation Date.

     9.3. Withdrawals of Rollover Contributions. A Participant may withdraw at any time from his or her Rollover Contribution Account the entire amount available or any portion thereof. The minimum amount of any such withdrawal shall be such amount determined in accordance with the Association`s administrative procedures. The withdrawal shall be made proportionately from the investment options in which such Account is invested.


ARTICLE 10.	PAYMENT OF ACCOUNTS.

     10.1. Retirement. Each Participant may elect to retire on his or her Early Retirement Date, his or her Normal Retirement Date, or his or her Deferred Retirement Date, and receive his or her Account in accordance with Section 10.13. If elected by the Participating Employer in the Adoption Agreement, a Participant who attains his or her Normal Retirement Age may elect to receive his or her Account in accordance with Section 10.13 even though such Participant does not have a Termination of Employment.

     10.2. Death. The Accounts of any Participant who dies shall be paid to his or her Beneficiary in accordance with Section 10.13.

     10.3. Disability. If a Participant incurs a Disability prior to a Termination of Employment, he or she may elect to receive his or her entire Account, other than his or her Matching and Discretionary or Nonelective Contribution Accounts, in a single sum cash payment.

     10.4. Other termination of employment. If a Participant has a Termination of Employment prior to attaining his or her Early
Retirement Age for any reason other than death, he or she may receive the vested and non-forfeitable portion of his or her Account payable in accordance with Section 10.13.

     10.5. Valuation for distribution. For the purposes of paying the amounts to be distributed to a Participant or his or her Beneficiary or Beneficiaries under the provisions of this Article, the value of the Trust Fund and the value of the Participant`s Accounts therein shall be determined in accordance with the provisions of
Article 7 on the date of any payment under this Article. There shall be added to such amount the additional contributions which have been or are to be allocated to the Participant`s Accounts since that date.

     10.6. Timing of distribution. Unless the Participant elects otherwise, in no event shall the payment of any Participant`s
Account be made any later than the 60th day after the latest of the following:

    (a) the close of the Plan Year in which the Participant attains age 65;
    (b) the close of the Plan Year in which occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; and
    (c) the close of the Plan Year in which the Participant ceases to be an Employee.
      Notwithstanding the foregoing, for Plan Years prior to 2003, distribution of a Participant`s Account under the Plan shall occur no later than the Participant`s required beginning date (as defined in section 401(a)(9) of the Code) and may continue to the Participant or to his or her Beneficiary no longer than the maximum period permitted under section 401(a)(9). To the maximum extent permitted by law, the provisions of Code section 401(a)(9) are incorporated herein by reference.
      With respect to distributions under the Plan made for Plan
Years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the regulations under Code section 401(a)(9) that were proposed in January 2001, notwithstanding any provisions of the Plan to the contrary. The provisions of this paragraph will continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.
     10.7.  Minimum distribution rules after 2002.

    (a) Effective Date. The provisions of Sections 10.7 through 10.12 will apply for purposes of determining minimum required distributions for calendar years beginning with the 2003 calendar year.
    (b) Precedence. The requirements of Sections 10.7 through 10.12 will take precedence over any inconsistent provisions of the Plan.
    (c) Requirements of Treasury Regulations Incorporated. All distributions required under these Sections 10.7 through
10.12 will be determined and made in accordance with the Treasury regulations under Code section 401(a)(9).
    (d) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of Sections 10.7 through 10.12, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (``TEFRA``) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.
     10.8.  Time and Manner of Distribution.

    (a) Required Beginning Date. The Participant`s entire interest will be distributed, or will begin to be distributed, no later than the Participant`s Required Beginning Date.
    (b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant`s entire interest will be distributed, or begin to be distributed, no later than as follows:
   (1) If the Participant`s surviving spouse is the Participant`s sole designated Beneficiary, then, except as provided in Section 10.12 below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
   (2) If the Participant`s surviving spouse is not the Participant`s sole designated Beneficiary, then, except as provided in Section 10.12 below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
   (3) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant`s death, the Participant`s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant`s death.
   (4) If the Participant`s surviving spouse is the Participant`s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 10.8(b), other than Section 10.8(b)(1), will apply as if the surviving spouse were the Participant.
For purposes of this Section 10.8(b) and Section 10.10, unless Section 10.8(b)(4) applies, distributions are considered to begin on the Participant`s Required Beginning Date. If
Section 10.8(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 10.8(b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant`s Required Beginning Date (or to the Participant`s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 10.8(b)(1)) the date distributions are considered to begin is the date distributions actually commence.
    (c) Forms of Distribution. Unless the Participant`s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections
10.9 and 10.10 of this Article. If the Participant`s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.


     10.9.  Required Minimum Distributions During Participant`s
Lifetime.

    (a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant`s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
   (1) the quotient obtained by dividing the Participant`s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant`s age as of the Participant`s birthday in the distribution calendar year; or
   (2) if the Participant`s sole designated Beneficiary for the distribution calendar year is the Participant`s spouse, the quotient obtained by dividing the Participant`s Account balance by the number in the Joint and Last Survivor
Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant`s and spouse`s attained ages as of the Participant`s and spouse`s birthdays in the distribution calendar year.
    (b) Lifetime Required Minimum Distributions Continue Through Year of Participant`s Death. Required minimum distributions will be determined under this Section 10.9 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant`s date of death.
     10.10.  Required Minimum Distributions After Participant`s
Death.

    (a)  Death On or After Date Distributions Begin.
   (1)Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant`s death is the quotient obtained by dividing the Participant`s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant`s designated Beneficiary, determined as follows:
   (1) The Participant`s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
   (2) If the Participant`s surviving spouse is the Participant`s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant`s death using the surviving spouse`s age as of the spouse`s birthday in that year. For distribution calendar years after the year of the surviving spouse`s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse`s birthday in the calendar year of the spouse`s death, reduced by one for each subsequent calendar year.
   (3) If the Participant`s surviving spouse is not the Participant`s sole designated Beneficiary, the designated Beneficiary`s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant`s death, reduced by one for each subsequent year.
    (2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant`s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant`s death is the quotient obtained by dividing the Participant`s Account balance by the Participant`s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
    (b)  Death Before Date Distributions Begin.
    (1)Participant Survived by Designated Beneficiary.
Except as provided in Section 10.12 below, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant`s death is the quotient obtained by dividing the Participant`s Account balance by the remaining life expectancy of the Participant`s designated Beneficiary, determined as provided in Section 10.10(a).
    (2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant`s death, distribution of the Participant`s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant`s death.
    (3)Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant`s surviving spouse is the Participant`s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 10.8(b)(1), this Section 10.10(b) will apply as if the surviving spouse were the Participant.

     10.11. Definitions. For purposes of this Article, the following definitions shall apply:

    (a) ``designated Beneficiary``. The individual who is designated as the Beneficiary under Sections 2.5 and 10.15 of the Plan and is the designated Beneficiary under section
401(a)(9) of the Code and section 1.401(a)(9)-4 of the Treasury regulations.
    (b) ``Distribution calendar year``. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant`s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant`s Required
Beginning Date. For distributions beginning after the Participant`s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 10.8(b). The required minimum distribution for the Participant`s first distribution calendar year will be made on or before the Participant`s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant`s Required
Beginning Date occurs, will be made on or before December
31 of that distribution calendar year.
    (c) ``Life Expectancy``. Life expectancy as computed by used of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.
    (d) ``Participant`s Account balance``. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
    (e) ``Required Beginning Date`` means, with respect to a Participant who is not a 5-percent owner (as defined in section 416(i)(1)(B) of the Code), April 1st of the calendar year following the later of: (i) the calendar year in which the Participant attains 70 1/2, or (ii) the calendar year in which the Participant retires; and, with respect to a 5-percent owner, April 1st of the calendar year following the calendar year following the calendar year in which the Participants attains the age 70 1/2.
     10.12. Special Rules. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 10.8(b) and 10.10(b) of this Article applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 10.8(b) of this Article, or by September 30 of the calendar year which contains the fifth anniversary of the Participant`s (or, if applicable, surviving spouse`s) death. If neither the Participant nor the Beneficiary makes an election under this Section 10.12, distributions will be made in accordance with Sections 10.8(b) and 10.10(b) of this Article.

     10.13. Mode of distribution. A Participant`s Account shall be paid to him or her (or to his or her Beneficiary), subject to the limitations of Section 10.6 and, for Plan Years after 2002, Sections
10.7 through 10.12, as follows:

    (a) Any Participant who qualifies under Section 10.1 to receive his or her Account because he or she has attained (or elected to retire on) his or her Early Retirement Date, Normal Retirement Date or Deferred Retirement Date under Section
10.1, may elect (on a form provided by the Association)
   (1) to receive his or her entire Account in a single cash payment; or
   (2) to receive his or her entire Account in installment payments in such amount, with such frequency and over such period as the Participant shall specify, subject to such administrative rules and procedures as the Association may specify, and further subject to the applicable requirements of Code section 401(a)(9); or
   (3)  to transfer his or her entire Account to The
Defined Benefit Pension Plan (Plan C) of The Cooperative
Banks Employees Retirement Program (hereinafter referred to as ``Plan C``) for the purpose of applying the transferred amount to the payment of benefits from Plan
C in the form of an annuity that is available thereunder;
or
   (4) to receive his or her Employee Contributions in a single cash payment and to transfer the balance of his or her Account to Plan C for the purpose described in subparagraph (iii) above; or
   (5) to receive his or her entire Account, other than his or her Matching and Discretionary or Nonelective
Contribution Accounts, and to transfer the balance of his or her Account to Plan C for the purpose described in subparagraph (iii) above; or
   (6) subject to the provisions of Section 10.6 or Sections 10.7 through 10.12, as applicable, to defer receipt of his or her entire Account or to receive his or her entire Account, other than his or her Matching
Contribution Account, and to defer receipt of his or her Matching Contribution Account.
    (b) Any Participant who has a Termination of Employment under Section 10.4 may elect
   (1) to receive his or her entire Account in a single cash payment; or
   (2) subject to the provisions of Section 10.6 or Sections 10.7 through 10.12, as applicable, to defer receipt of his or her entire Account or to receive his or her entire Account other than his or her Matching Contribution
Account and Discretionary or Nonelective Contribution
Account and to defer receipt of his or her Matching
Contribution Account and Discretionary or Nonelective
Contribution Account; or
   (3) when and if the Participant attains his or her Early Retirement Age, any of the payment options described in 10.13(a) above.
      A Participant who has elected to defer receipt of any portion of his or her Account under this Section may subsequently elect to receive his or her Account in accordance with such procedures as the Association shall prescribe. The Beneficiary distribution options under this Section will be the same as the options that would have been available to the Participant had he or she retired or terminated employment immediately before his or her death.

     10.14. Consent to distributions by Participant. Subject to the provisions of Section 10.6 or Sections 10.7 through 10.12, as applicable, no distribution shall be made to any Participant unless

    (a) the Association has (i) provided the Participant with a written notice, not less than 30 days (unless the Participant waives in writing the 30 days` notice consistent with the applicable requirements of the Code) nor more than 90 days prior to his or her annuity starting date (as defined in section 417(f)(2) of the Code), informing the Participant of his or her right to defer receipt of such distribution, and thereafter (ii) obtained the Participant`s prior written consent to such distribution within 90 days prior to his or her annuity starting date; or
    (b) the value of the vested and nonforfeitable portion of the Participant`s Account, determined in accordance with the applicable rules of Code section 411(a)(11), does not exceed $1,000, in which event the Association will direct the Trustee to pay the Participant the value of his or her Account in cash in a single lump sum.

     10.15.  Beneficiary Designation.

    (a) Except as provided in this Section 10.15, a Participant may designate the Beneficiary or Beneficiaries who shall receive, on or after his or her death, his or her interest in the Trust Fund. Such designation shall be made in such form and manner as may be prescribed by the Association for that purpose. Except as provided in this Section 10.15, the Participant may also revoke or change, at any time and from time to time, any beneficiary designations previously made.
Such revocations and/or changes shall be made in such form and manner as may be prescribed by the Association for that purpose. If a Participant names a trust as his or her Beneficiary, a change in the identity of the trustees or in the instrument governing such trust shall not be deemed a change in Beneficiary.
    (b) No designation, revocation, or change of Beneficiaries shall be valid and effective unless and until filed with the Association in such form and manner as may be prescribed by the Association for that purpose.
    (c) A Participant who does not establish to the satisfaction of the Association that he or she has no spouse may not designate someone other than his or her spouse to be his or her Beneficiary unless:
     (i)(A)such spouse (or the spouse`s legal guardian, if the spouse is legally incompetent) executes a written instrument whereby such spouse consents not to receive such benefit and consents either:

     (1)  to the specific Beneficiary or
Beneficiaries designated by the Participant; or

     (2)  to the Participant`s right to designate
any Beneficiary without further consent by the spouse;

       (B)  such instrument acknowledges the effect
of the election to which the spouse`s consent is being given; and

       (C)  such instrument is witnessed by a Plan
representative or notary public;

      (ii)  the Participant:

       (A)  establishes to the satisfaction of the
Association that his or her spouse cannot be located;
or

       (B) furnishes a court order to the Association establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse`s consent must be obtained; or

      (iii) the spouse has previously given consent in accordance with this subsection (c) and consented to the Participant`s right to designate any Beneficiary without further consent by the spouse.

      The consent of a spouse in accordance with this subsection
(c) shall not be effective with respect to other spouses of the Participant prior to the Participant`s annuity starting date (as defined in section 417(f)(2) of the Code), and an election to which paragraph (ii) of this subsection (c) applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant`s annuity starting date (as so defined).
    (d)    If a Participant has no Beneficiary under subsection
(a) of this Section 10.15, if the Participant`s Beneficiary(ies) predecease the Participant, or if the Beneficiary(ies) cannot be located by the Association, the interest of the deceased
Participant shall be paid to the Participant`s estate.
     10.16. Facility of payments. If the Association finds that any person to whom a benefit is payable from the Trust Fund is unable to attend to his or her affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the person`s spouse, child, grandchild, parent, brother or sister, or to any person deemed by the Association to have incurred expense for such person otherwise entitled to payment. Any such payment shall be a complete discharge of any liability under the Plan therefor.

     10.17. Payment as discharge of liability. If a Participant receives a total distribution representing his or her entire vested and nonforfeitable interest under the Plan, such a distribution shall forever constitute a full and complete discharge of the Plan`s liability for benefits accrued by such Participant on account of Service by such Participant prior to the date of such distribution.

     10.18. Direct rollover option. Notwithstanding any provision of the Plan to the contrary that may otherwise limit a distributee`s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Association, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following definitions shall apply:

    (a) An `eligible rollover distribution` is any distribution of all or any portion of the distributee`s benefit, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments
(not less frequently than annually) made for the life (or expectancy) of the distributee or the joint lives of the distributee and the distributee`s Beneficiary, or for a specified period of ten years or more, or any distribution to the extent such distribution is required under Code section 401(a)(9).
    (b) With respect to a distributee other than the Participant`s surviving spouse, an `eligible retirement plan` is an individual retirement account described in Code section
408(a), effective on and after January 1, 2002, an annuity plan described in Code section 403(b), a tax-sheltered annuity described in Code section 403(a), or a qualified trust described in Code section 401(a). With respect to a distributee who is a Participant`s surviving spouse for periods prior to January 1, 2001, an eligible retirement plan is an individual retirement account or an individual retirement annuity.
    (c)  A `distributee` includes an Employee or former
Employee. In addition, the Employee`s or former Employee`s surviving spouse and the Employee`s or former Employee`s spouse or former spouse, who is an alternate payee under a qualified domestic relations order, are distributees with regard to the interest of the spouse or former spouse.
    (d) A `direct rollover` is a payment by the Plan to the eligible retirement plan specified by the distributee.
      Effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p). Any amount distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), or to a qualified defined contribution plan described in Code sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.
     10.19. Distributions to certain Participants. Notwithstanding any other provisions of the Plan to the contrary, a Participant who was a Participant in the Plan prior to January 1, 1989 may not elect any form of distribution under the Plan other than to transfer his or her entire vested Account to Plan C for the purpose of applying the transferred amount to the payment of benefits from Plan C in the normal form applicable under Plan C for married or non-married Participants, as the case may be, unless such election fully conforms to the applicable election, waiver and notice requirements of Code sections 401(a)(11) and 417 for defined contribution plans which are subject to such requirements.


ARTICLE 11.	 LOANS TO PARTICIPANTS.

     11.1. Loan application. Upon the written request of a Participant on a loan application form approved or prescribed by the Association, the Association may direct the Trustee to make a loan to such Participant from the Participant`s Account, subject to the conditions described in this Article. Effective October 19, 1989, and only for purposes of this Article, the Beneficiary of a Participant shall be treated as a Participant, provided, however, only those Participants and Beneficiaries who are ``parties in interest`` (as defined in section 3(14) of ERISA) with respect to the Plan may apply for a Plan loan under this Article. Notwithstanding the foregoing, effective February 15, 2001, only Participants who are Employees of a Participating Employer, or who ceased to be Employees but remain ineligible to withdraw funds from the Plan, may apply for a Plan loan under this Article.

     11.2. Rules and procedures. The Association shall determine the time or times each year when loans shall be available to Participants, and shall formulate such rules and procedures as it deems appropriate relating to such loans, which rules and procedures shall be applied on a uniform and nondiscriminatory basis. The Association may assess such charges and processing fees for loans as it may deem in its sole discretion to be reasonable, which charges and fees may be paid by the Participant or out of the Participant`s Account, or applied against the loan amount.

     11.3. Maximum amount of loan. The amount of any loan under the Plan shall not exceed the lesser of:

    (a) $50,000, reduced by the amount of principal and accrued interest owed by the Participant with respect to any prior loans from qualified retirement plans of his or her Participating Employer, and further reduced by the excess of
(1) the highest outstanding loan balance of the Participant from such plans during the one-year period ending on the day before the loan is made, over (2) the Participant`s outstanding loan balance from such plans immediately prior to the loan; or
    (b) one-half of the vested and nonforfeitable portion of the Participant`s Account, reduced by the amount of principal and accrued interest owed by the Participant with respect to any prior loans from the Plan.
      For purposes of this Article, the value of a Participant`s Account shall be determined as of the Valuation Date coinciding with or next following receipt from the Participant and recording by the Association of a completed loan application on a form prescribed by the Association.
     11.4. Minimum amount of loan. No loan shall be made hereunder for less than $1,000 or such other minimum amount as the Association may from time to time prescribe.

     11.5. Note; interest; security; default. Each loan shall be evidenced by a note on a form which shall be supplied by the Association and shall bear interest at a reasonable rate determined by the Association. Such interest rate shall be commensurate with the interest rates charged by persons in the business of lending money for loans which would be made in similar circumstances, as determined by the Association after consultation with such lending institutions as the Association deems appropriate. Each loan must be secured by the Participant`s Account. In its sole discretion, the Association may require such additional security as it deems necessary.

      If an event of default occurs before a loan is repaid in full, then the unpaid principal of the loan, together with any accrued but unpaid interest, shall become immediately due and payable. The Participant (or his or her Beneficiary, in the event of the Participant`s death) shall repay the loan by paying the unpaid principal of the loan, together with any accrued but unpaid interest, within such time as may be specified in the note evidencing such loan. If the loan is not repaid in full within the time specified in such note, such unpaid principal, together with such accrued but unpaid interest, shall be deducted from the vested portion of the Participant`s
Account, in the manner described below, before making any payments otherwise due under the Plan to the Participant or his or her Beneficiary. For purposes of this paragraph, an event of default occurs if (i) the Participant dies, (ii) the loan is not fully repaid by the time the note matures, (iii) the Participant attempts to revoke any payroll deduction authorization for repayment of the loan without the consent of the Association, (iv) the Participant fails to pay any installment of the loan when due and the Association treats such failure as a default in a manner and at a time consistent with the applicable requirements of the Code; or (v) any other event occurs which the Association, in its sole discretion, believes may jeopardize the repayment of the loan.
      The Association shall give written notice to the Participant of an event of default described in the immediately preceding paragraph. If an event of default occurs and the loan is not repaid within the time specified in the note evidencing such loan (which time shall be consistent with the applicable requirements of the
Code), the amount of the Participant`s vested interest in his or her Account (excluding his or her Elective Contribution, amounts in his or her Employee Contribution Account that are attributable to Elective Contributions which have been recharacterized as Employee Contributions, Matching and/or Discretionary or Nonelective
Contributions that have been allocated fewer than 24 months prior to the date of reduction to his or her Account if he or she has not been a Participant for a period of at least 60 months and has not had a separation from service) to the extent such Account is security for the loan, shall be reduced by the amount of the unpaid principal of the loan, together with any accrued but unpaid interest, and the Participant`s indebtedness shall thereupon be discharged to the extent of the reduction. In addition, if the value of the Participant`s total vested interest in his or her Account (exclusive of his or her Elective Contribution Account and Matching and/or
Discretionary or Nonelective Contributions which have been allocated within fewer than 24 months prior to the date of reduction if he or she has not been a Participant for a period of at least 60 months and has not had a separation from service) pledged as security for the loan is insufficient to discharge fully the Participant`s indebtedness, his or her Elective Contribution Account and amounts in his or her Employee Contribution Account that are attributable to Elective Contributions which have been recharacterized as Employee Contributions shall be used to reduce the Participant`s indebtedness at such time as the Participant is entitled to a distribution from his or her Elective Contribution Account, and any remaining amounts in his or her Matching Contribution Account and/or Discretionary or Nonelective Contribution Account shall be used to reduce the Participant`s indebtedness at such time as the Participant has a separation from service, the Participant completes 60 months of participation, or such amounts have been allocated to the Participant for more than 24 months. Such action shall not operate as a waiver of the rights of the Association, the Trustee, or the Plan under applicable law. The Participating Employer also shall be entitled to take any and all other actions necessary and appropriate to foreclose upon any property other than the Participant`s Account pledged as security for the loan or to otherwise enforce collection of the outstanding balance of the loan.
     11.6. Repayment. Each loan shall be repaid by payroll deduction (or in the case of a loan granted to Participant described in Section 11.1 who has ceased to be an Employee of a Participating Employer, by a direct payment) over such period of time as the Association determines, and on the basis of substantially level payments made no less frequently than quarterly. Such period of time shall not exceed 5 years unless the loan is used to acquire a dwelling unit which is to be used within a reasonable time as a principal residence of the Participant. Notwithstanding the foregoing, a loan initiated on or after January 1, 2001 will be fully due and payable when a Participant ceases to be an Employee.

     11.7. Repayment upon distribution. If, as of the time benefits are to be paid to a Participant or his or her Beneficiary under the Plan, there remains any unpaid balance of a loan hereunder, such unpaid balance shall become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant`s Account before any such distribution of benefits is made. No loan shall be made hereunder after the time distributions to a Participant are to be paid.

     11.8. Note as trust asset. A note evidencing a loan to a Participant under this Article shall be an asset of the Trust which is allocated to the Account of the Participant, and shall for purposes of the Plan be deemed to have a fair market value at any given time equal to the unpaid balance of the note plus the amount of any accrued but unpaid interest.

     11.9. Nondiscrimination. Loans shall be made available to all Participants on a reasonably equivalent basis, except that the Association may make reasonable distinctions based upon credit worthiness, other obligations of the Participant, state law restrictions affecting payroll deductions and other factors that may adversely affect the ability to assure repayment. The Association may reduce or refuse a requested loan where it determines that timely repayment of the loan is not assured.


ARTICLE 12.	SPECIAL TOP-HEAVY PROVISIONS.

     12.1. Provisions to apply. The provisions of this Article shall apply for any top-heavy Plan Year notwithstanding anything to the contrary in the Plan. All determinations hereunder will be made in accordance with the provisions of Code section 416 and the Regulations promulgated thereunder, which are specifically incorporated herein by reference.

     12.2. Minimum Contribution. For any Plan Year which is a top-heavy Plan Year, the Participating Employers shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service from the Affiliate by the end of the Plan Year, regardless of whether or not the Participant has elected to make Elective Contributions for the Year. The minimum contribution shall, in general, equal 3% of each such Participant`s Compensation, but shall be subject to the following special rules:

    (a) If the largest contribution on behalf of a key employee for such year, taking into account only Elective Contributions, Matching Contributions, Discretionary or
Nonelective Contributions and Qualified Nonelective
Contributions, is equal to less than 3% of the key employee`s Compensation, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees. This special rule shall not apply, however, if the Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code section 401(a)(4) or 410.
    (b) No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined contribution plan of an Affiliate which meets the vesting requirements of Code section 416(b) and under which the Participant receives the top-heavy minimum contribution.
    (c) If a Participant is also covered by a top-heavy defined benefit plan of an Affiliate, ``5%`` shall be substituted for ``3%`` above in determining the minimum contribution.
    (d) The minimum contribution with respect to any Participant who is not a key employee for the particular year will be offset by any Discretionary or Nonelective Contributions and any Qualified Nonelective Contributions, but not any other type of contribution otherwise made for the Participant`s benefit for such year; provided, however, that for Plan Years beginning after December 31, 2001, Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2). Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching
Contributions for purposes of the actual contribution percentage test and other requirements of Code section
401(m).
    (e) If additional minimum contributions are required under this Section, such contributions shall be credited to the Participant`s Discretionary or Nonelective Contribution
Account.
    (f) A minimum contribution required under this Section shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation for the year because of (i) the Participant`s failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant`s failure to make mandatory contributions or Elective Contributions to the Plan, or (iii) Compensation less than a stated amount.
     12.3. Definitions. For purposes of these top-heavy provisions, the following terms have the following meanings:

    (a) ``key employee`` means a key employee described in Code section 416(i)(1), as in effect, and ``non-key employee`` means any employee who is not a key employee (including employees who are former key employees);
    (b) ``top-heavy Plan Year`` means a Plan Year if any of the following conditions exist:
   (1) the top-heavy ratio for the Plan exceeds 60 percent and the Plan is not part of any required aggregation group or permissive aggregation group of plans;
   (2) this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent; or
   (3) the Plan is part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.
    (c)  ``top-heavy ratio``:
   (1) If the employer maintains one or more defined contribution plans (including any Simplified Employee
Pension Plan) and the employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees on the determination date(s), and the denominator of which is the sum of all account balances, both computed in accordance with Code section 416. For Plan Years beginning prior to December 31, 2001, such account balances shall be increased by any part of any account balance distributed in the 5-year period ending on the determination date(s). For Plan Years beginning after December 31, 2001, the account balances shall be increased by distributions made during the 1-year period ending on the determination date(s) (including distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i)); provided, however, that with respect to distributions made for a reason other than separation from service, death or disability, the preceding clause shall be applied by substituting ``5-year period`` for ``1-year period.``. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code section 416.
   (2) If the employer maintains one or more defined contribution plans (including any Simplified Employee
Pension Plan) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (i) above, and the present value of all accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code section
416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit in the manner described in (i) above.
   (3) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code section 416 for the first and second Plan
Years of a defined benefit plan. The account balances and accrued benefits of a participant (A) who is not a key employee but who was a key employee in a prior year, or
(B) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the 5-year period ending on the determination date (or, for Plan Years beginning after December 31,
2001, the 1-year period ending on the determination
date) will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollover, and transfers are taken into account will be made in accordance with Code section 416. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.
   (4) The accrued benefit of a Participant other than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or
(B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).
    (d) The ``permissive aggregation group`` is the required aggregation group of plans plus any other plan or plans of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.
    (e) The ``required aggregation group`` is (i) each qualified plan of the employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the employer which enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) or 410(b).
    (f) For purposes of computing the top-heavy ratio, the ``valuation date`` shall be the last day of the applicable plan year.
    (g) For purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest and mortality rates specified in the defined benefit plan(s) if applicable.
      The term ``determination date`` means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term ``applicable determination date`` means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.``


ARTICLE 13.	  ADMINISTRATION OF THE PLAN.

     13.1. Powers and duties of the Association. The Association shall administer the Plan and shall have all discretionary authority and power necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with the terms and provisions hereof, and to carry out its duties thereunder, including without limiting the generality of the foregoing, the following powers:

    (a) To interpret the provisions of the Plan and to determine any question or decide any dispute which may arise under the Plan or in connection with the administration or operation thereof;
    (b) To determine the eligibility of any employee of a Participating Employer to become a Participant of a Plan, the eligibility of any Participant to receive a benefit under a Plan, and the amount of any such benefit;
    (c) To authorize and direct the payment of all benefits and other sums under the Plan and the disbursement of funds for expenses of administration thereof;
    (d) To require any Participating Employer or any Participant to furnish such information as the Association may request for the purpose of the proper administration of the Plan, and to prescribe forms to be used to furnish such information, to make various elections under the Plan, and for any other purpose of the Plan, which prescribed forms shall in all cases be executed and filed with the Association (unless the Association shall otherwise determine);
    (e) To make and enforce such rules and regulations for carrying out the provisions of the Plan as the Association may deem proper or desirable to enable it to administer and carry out its duties hereunder;
    (f) To employ legal counsel, accountants, actuaries, consultants, and agents, and to obtain such clerical and other services as it may deem necessary or appropriate in carrying out the provisions of the Plan;
    (g) To delegate to any trustee or trustees of the Association, or to any employee or employees thereof, the authority to perform any ministerial or routine act in connection with the administration of the Plan, and to authorize one or more trustees or employees to execute instruments and documents in the name or on behalf of the Association;
    (h) To charge interest, at such rate as the Association may from time to time determine to be reasonable, to any Participating Employer with respect to any contribution required to be made by it to the Plan;
    (i) To establish from time to time a funding policy of the Plan consistent with the objectives of the Plan and ERISA; and
    (j) To take such other actions and make such determinations as the Association deems necessary or appropriate to administer the Plan and to supply any omission or reconcile any ambiguity or inconsistency in the Plan, in such manner and to such extent as it deems expedient to carry the same into effect.
      In exercising its powers and duties hereunder, and in any exercise of discretion or any action by the Association, the Association shall act in accordance with uniform rules applied without discrimination between Participants and shall treat all Participants in similar circumstances in a uniform manner.
     13.2.  Appointment of Trustee and Investment Managers.
The Association shall expressly have authority to appoint and remove the Trustee and any successor Trustee under the Trust.
Any such Trustee shall be a national banking association or trust company and shall be a member bank of the Federal Reserve Bank system.

      The Association shall also have the authority at any time and from time to time to appoint and remove one or more Investment Managers for part of all of the Trust Fund. Whenever an Investment Manager shall have been appointed as aforesaid, it shall have and may exercise all of the powers and duties of a trustee under a trust agreement with respect to the investment and reinvestment of the part of the Trust Fund with respect to which the Investment Manager has been appointed. Any such Investment
Manager shall meet the requirements for an investment manager under ERISA and shall acknowledge in writing that it is a fiduciary with respect to the Plan.
      In accordance with the terms of the Trust, the Association shall establish and may from time to time change the investment policy with respect to the Trust Fund, which investment policy shall be consistent with the objective of the Plan and with the requirements of ERISA. In its discretion, the Association may delegate to any Trustee or Investment Manager appointed in accordance with this Section the authority to establish and change the investment policy with respect to the Trust.
     13.3. Conclusiveness of various documents. Neither the Association nor any of its trustees, officers or employees shall be responsible for any reports furnished by an actuary or accountant retained or employed by the Association, but shall be entitled to rely thereon, as well as on all tables, valuations, and certificates furnished by such actuary or accountant, and on all opinions and recommendations of legal counsel.

     13.4. Indemnification. Any trustee, officer, or employee of the Association (and any former trustee, officer or employee of the Association) shall be indemnified by the Association for any liability, loss, damage or injury (including, without limitation, amounts paid in settlement with approval of the Association), and reasonable costs and expenses related thereto (including, without limitation, legal fees), arising by reason of any act or omission affecting the Plan or Trust or affecting Participants, former or retired Participants, or their beneficiaries, to the fullest extent permitted under ERISA or other applicable law; provided, however, that the act or omission shall have occurred in the course of the person`s service as a trustee, officer, or employee of the Association and that the act or omission shall have been in good faith as determined by a disinterested majority of the board of trustees of the Association (whose determination made in good faith and not arbitrarily or capriciously shall be conclusive). To the fullest extent permitted under ERISA or other applicable law, no trustee, officer, or employee of the Association shall be liable with respect to a breach of fiduciary duty, if such breach occurred before he became a fiduciary or after he ceased to be a fiduciary. The Association, by a vote of its trustees, shall expressly have the power to purchase insurance to cover potential liabilities of any trustee, officer, or employee who serves in a fiduciary capacity with respect to the Plan, and the obligation of the Association to indemnify any such trustee, officer, or employee shall be offset to the extent of any otherwise applicable insurance coverage under any such policy maintained by the Association. The Association shall also have the power, exercisable by vote of its trustees, to agree to indemnify any bank or other agent or administrative agent of the Association under the Plan, to the extent authorized by the board of trustees of the Association.

     13.5.  Claims and review procedures.

    (a) Claims procedure. If any person believes he or she is being denied any rights or benefits under the Plan, such person (or his or her duly authorized representative) may file a claim in writing with the Association. If any such claim is wholly or partially denied, the Association will notify such person of its decision in writing. Such notification will contain
(i) specific reasons for the denial, (ii) specific reference to pertinent plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary (iv) information as to the steps to be taken if the person wishes to submit a request for review and
(v) a statement of the individual`s right to bring a civil action under ERISA section 502(a) following an adverse determination upon review. Such notification will be given within 90 days after the claim is received by the Association
(or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period).
    (b) Review procedure. Within 60 days after the date on which a person receives written notice of a denied claim such person (or his or her duly authorized representative) may (i) file a written request with the Association for a review of his or her denied claim and of pertinent documents and (ii) submit written comments, documents, records and other information relating to the claim for benefits (regardless of whether such information was submitted or considered in the initial benefits determination) to the Association. The
Association will notify such person of its decision in writing.
Such notification will be written in a manner calculated to be understood by such person and will contain (i) the specific reasons for the decision, (ii) specific references to pertinent
Plan provisions (iii) a statement that the individual is entitled to receive, upon request and free of charge, reasonable access to, and copies of, any documents, records and other information relevant to the claimant`s claim for benefits, and
(iv) a statement of the individual`s right to bring a civil action under ERISA section 502(a). The decision on review will be made within 60 days after the request for review is received by the Association (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Association to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period).
     13.6. Expenses of administration. Subject to the applicable requirements of ERISA and, to the extent not preempted thereby,
Section 30 of Chapter 170 of the Massachusetts General Laws, as amended, expenses for the administration of the Association (``Association expenses``), expenses for the administration of the Plan (``Plan expenses``), and expenses of the Trustee appointed to administer the Trust Fund (including reasonable legal fees and the compensation of the Trustee (``Trust expenses``) will be paid in such manner as the Association in its sole discretion shall determine, which may include payment from the Trust fund. Plan expenses may include, but shall not be limited to, amounts due from a withdrawing Participating Employer under Section 14.4(b) and recordkeeping expenses charged by the Association for recordkeeping services provided to the Plan. The Association in its sole discretion shall determine what constitutes Association expenses, Plan expenses and Trust expenses. Furthermore, the Association may direct the Trustee to reimburse the Association out of the Trust Fund for any such expense which is paid by the Association prior to a determination by the Association that such expense may be paid from the Trust.

     13.7.  Authority to correct operational defects.  The
Association will have the full discretionary power and authority to correct any ``operational defect`` in any manner or by any method it deems appropriate in its sole discretion in order to cause the Plan (i) to operate in accordance with its terms, or (ii) to maintain its tax qualified status under the Code. For purposes of this Section, an ``operational defect`` is any operational or administrative action (or inaction) in connection with the Plan which, in the judgment of the Association, fails to conform with the terms of the Plan or causes or could cause the Plan to lose its tax qualified status under the Code.

     13.8. Effect of interpretation or determination. Any interpretation of the Plan or other determination with respect to the Plan by the Association shall be final and binding and conclusive on all persons in the absence of clear and convincing evidence that the Association acted arbitrarily and capriciously.



ARTICLE 14.	  AMENDMENT AND TERMINATION.

     14.1.  Amendment or termination by Association.  The
Association may, at any time or from time to time and in such manner as it deems appropriate, amend the Plan, in whole or in part, or terminate the Plan, either prospectively or retroactively; provided, however, that the Plan shall not be amended or terminated in such a manner as would cause or permit any part of the Trust Fund to be diverted to purposes other than for the exclusive benefit of Participant, Terminated Eligible Employees entitled to benefits, and retired Participants, or in such a manner as would cause or permit any portion of such Trust Fund to revert to, or become the property of, any Participating Employer, except as otherwise permitted under the Plan or by applicable law.

     14.2. Voluntary participation. Each Participating Employer shall adopt the Plan and Trust, as to its Eligible Employees, with the bona fide intention and expectation that its participation and contributions will be continued indefinitely; but, subject to the limitations and conditions set forth herein, and subject to the provisions of any applicable collective bargaining agreement covering its Participants, the Participating Employer shall have no obligation to maintain its participation hereunder for any given length of time.

     14.3.  Withdrawal by Participating Employer.  Notwithstanding
Section 14.2 above, a Participating Employer shall withdraw from participation in the Plan upon the happening of any of the following events:

    (a)  the dissolution of the Participating Employer;
    (b) merger, consolidation, or reorganization of the Participating Employer into one or more corporations or organizations, unless the surviving corporation or organization is a Participating Employer or is an Employer which elects to continue participation in the Plan by adoption of the By-Laws in accordance with its terms;
    (c) sale of all or substantially all of the assets of the Participating Employer, unless the purchaser is a Participating Employer or is an Employer which elects to continue participation in the Plan by adoption of the By-Laws in accordance with its terms;
    (d) a withdrawal date agreed to by the Participating Employer and the Association`s Board of Trustees;
    (e) the resolution of the Association`s Board of Trustees to terminate the participation of a Participating Employer under any Plan for failure of a Participating Employer to make proper contributions to or to comply with any other provision of the Plan or By-Laws of the Association; or
    (f)  any act or occurrence which either
   (1) the Association`s Board of Trustees determines to be a ``partial termination`` of the Plan as to any or all Eligible Employees of a Participating Employer, or

   (2) which has been finally and expressly determined in an administrative or judicial proceeding to be a partial termination within the meaning of section 411(d)(3) of the Code.

      For purposes of paragraph (f)(i) above, the Association`s
Board of Trustees shall determine that the sale or other disposition of a branch, division or other unit of a Participating Employer is a ``partial termination`` of the Plan of such Employer as to the Eligible Employees of such Employer who are employed in such branch, division or other unit, if all of the following special conditions are satisfied:
  (A) such Participating Employer first submits a written request for such a determination to such Board of Trustees; and

  (B) such Participating Employer submits to such Board of Trustees, in addition to the written request described in subpart (A) above, a certified vote or votes of the governing body of such Employer, stating that all additional costs associated with the full vesting of such accrued benefits which are required pursuant to Section 14.6 of the Plan as a result of such partial termination shall be due and payable by such Participating Employer; and

  (C) such Board of Trustees in its sole discretion determines that under all the facts and circumstances presented, such ``partial termination`` will not discriminate in favor of any highly compensated employee (as defined in section 414(q) of the Code) or otherwise cause any Plan to fail to meet the applicable requirements of the Code or ERISA.

      For purposes of paragraph (f)(i) above, if such Board of Trustees in its sole discretion determines that under all the facts and circumstances presented a partial termination must be declared in order to cause any Plan to continue to meet the applicable requirements of the Code or ERISA, then it shall determine that such partial termination has occurred, whether or not a Participating Employer makes the written request described in subpart (A) above or submits the certified vote described in subpart (B) above. A Participating Employer`s withdrawal under the Plan shall be effective as of its Withdrawal Date which shall be the last day of the month during which any of the events set forth above occurs.
     14.4.  Effect of withdrawal on a withdrawing Participating
Employer.

    (a) In the event that the Plan participation of a Participating Employer shall be terminated as provided in
Section 14.3 and the Participating Employer elects to spin off the portion of the Plan attributable to the withdrawing Participating Employer to another tax-qualified plan, the Association will determine the portion of the assets and liabilities attributable to the Employees (and former Employees as so agreed between the Association and the Participating Employer) of the withdrawing Participating Employer and their Beneficiaries. The Association will direct the Trustee to transfer such portion of the assets and liabilities to the tax-qualified plan selected by the withdrawing Participating Employer. Thereafter, the withdrawing Participating Employer may, with respect to such tax-qualified plan, exercise all the rights and powers reserved to the Association with respect to the tax-qualified plan.
    (b) In the event that the Plan participation of a Participating Employer shall be terminated as provided in
Section 14.3 and the Participating Employer does not elect to spin off the portion of the Plan attributable to the withdrawing Participating Employer, the following amount shall be due and payable from the withdrawing Participating Employer on the Participating Employer`s Withdrawal Date: the lump sum value of the anticipated costs, estimated by the Trustee, which will be necessary to administer the Plan and to pay the expenses of making all benefit payments (excluding the amounts of such benefit payments) with respect to all Plan benefits which are or which are expected to become payable to Participants, Terminated Eligible Employees, Beneficiaries, surviving spouses, or other eligible survivors, as the result of the participation in the Retirement Program of the withdrawing Participating Employer.

     14.5. Effect of withdrawal and spin-off on Participants and Beneficiaries.
  In the event that the Plan participation of a Participating Employer shall be terminated as provided in Section 14.3 and the Participating Employer elects to spin off the portion of the Plan attributable to the withdrawing Participating Employer to another tax-qualified plan as provided in Section 14.4, each Participant or Beneficiary will receive a benefit immediately after such spin-off (if the Plan and the tax-qualified plan selected by the withdrawing Participating Employer then terminated) which is at least equal to the benefit the Participant or Beneficiary was entitled to immediately before the spin-off (if the Plan had terminated).


     14.6. Effect of withdrawal on Participants and Beneficiaries when assets remain with the Plan. In the event that the Plan participation of a Participating Employer shall be terminated as provided in Section 14.3 and the Participating Employer does not elect to spin off the portion of the Plan attributable to the withdrawing Participating Employer to another tax-qualified plan:

    (a) Any rights of Participants no longer employed by such Participating Employer as of such Participating Employer`s
Withdrawal Date (excluding any Participant who transfers to the employ of a new employer pursuant to the terms of the events discussed in Section 14.3 above which triggers such withdrawal), former Participants and their Beneficiaries, surviving spouses and other eligible survivors under the Plan shall be unaffected by such Participating Employer`s withdrawal, to the maximum extent permitted by law;
    (b)  With respect to each Participant who is an active
Employee of the Participating Employer as of such Participating Employer`s Withdrawal Date or who transfers to the employ of a new employer pursuant to the terms of the event described in Section 14.3 above which triggers such Participating Employer`s withdrawal:
   (1) no further service for any purpose under the Plan shall be earned by the Participant as an Employee of such Participating Employer; and
   (2)  notwithstanding the vesting provisions of
Section 8.2, each Participant in the Plan shall have a 100% non-forfeitable right to his or her Account under the Plan, to the extent that such benefits have accrued as of the date of Plan termination.
    (c) Benefits to be provided under the Plan to a Participant, Terminated Eligible Employee, retired Participant, Beneficiary, surviving spouse or eligible survivor shall be distributed at the time and in the form set forth in Article 10.
     14.7. Failure to maintain qualified status. If the participation of any Participating Employer in the Plan shall adversely affect the status of the Plan as a ``qualified`` plan under the applicable provisions of the Code, such Employer shall thereby be deemed to have withdrawn from the Plan and the Trustee shall forthwith, upon receipt of notice to such effect from such Employer or otherwise, segregate the funds then standing to the credit of Eligible
Employees of such Participating Employer for their benefit. The funds thus segregated shall be held by the Trustee as a separate fund in a savings account, or otherwise as the Trustee may determine, to be dealt with and distributed in accordance with the written directions or instructions of such former Participating Employer. The Trustee shall be authorized to take such actions with respect to such Employer and the funds held for the account of its Employees as it shall deem necessary or desirable to maintain the Plan as a ``qualified`` plan under the Code.


ARTICLE 15.	  MISCELLANEOUS.

     15.1. Exclusive benefit rule. No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided or permitted under Code section 401(a)(13) and the provisions of the Plan relating to Qualified Domestic Relations Orders, the payment of reasonable expenses of administering the Plan, the return of contributions upon nondeductibility or mistake of fact, or the failure of the Plan to qualify initially.

     15.2. Limitation of rights. Neither the establishment of the Plan or the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against any Participating Employer or Association or Trustee, except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

     15.3. Nonalienability of benefits. The benefits provided hereunder will not be subject to the voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be permitted or required under Code section 401(a)(13), as determined by the Association in its sole discretion.

     15.4. Rights of Eligible Employees. Nothing herein contained shall be deemed to give any Eligible Employee the right to be retained in the service of a Participating Employer or to interfere with the right of the Participating Employer to discharge such Eligible Employee, nor shall it interfere with the Eligible Employee`s right to terminate his or her service at any time.

     15.5.  Payment under domestic relations order.
Notwithstanding any provisions of the Plan to the contrary, if there is entered any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child of other dependent of a Participant, which is made pursuant to a state domestic relations law (including a community property law) and which creates or recognizes the existence of an alternate payee`s right to receive all or a portion of the vested benefits payable with respect to such Participant, then such benefits will be paid in accordance with the applicable requirements of such judgment, decree or order, provided such judgment, decree or order is determined by the Association to constitute a qualified domestic relations order (a ``QDRO``) within the meaning of section 414(p) of the Code and section 206 of ERISA.
For purposes of the Plan, in addition to requiring or permitting payments to be made to the alternate payee in such form and at such time as payments may be made to the Participant, the QDRO may require or permit a payment to be made, or to commence, to the alternate payee prior to the time payments may be made to the Participant.

     15.6. Plan mergers. From time to time, the Association may permit, in such manner as it deems appropriate, a tax qualified defined contribution plan of another employer (the ``other plan``) to be merged with and into the Plan. In connection with such merger, all of the provisions of the Plan are substituted for the provisions of the other plan, except those provisions of the other plan which constitute a protected benefit right or feature within the meaning of Code section 411(d)(6), which provisions of the other plan shall continue to be in effect under the Plan to the extent required by Code section 411(d)(6) and are incorporated herein by reference. Furthermore, the rights to benefits of an individual who was a participant in the other plan prior to the effective date of the merger will be determined in accordance with the provisions of the other plan as in effect from time to time prior to the effective date of the merger.

     15.7. Veterans` reemployment and benefit rights. Effective December 12, 1994, and notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).


ARTICLE 16.	  ADOPTION AGREEMENT.

     16.1. Adoption Agreement. The Adoption Agreement shall be that separate document through which the Participating Employer adopts the Plan and elects among the various options offered under the Plan, and which, when executed by the Participating Employer and the Trustee, becomes an integral part of the Plan. Any Participating Employer may change any election on the Adoption Agreement currently in effect by filing with the Trustee a duly executed Adoption Agreement containing the change in election, provided that no change in election shall retroactively reduce the benefit or vesting percentage to which any Participant, former Participant or Beneficiary is entitled under the Plan.

      IN WITNESS WHEREOF, the Cooperative Banks Employees
Retirement Association has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly authorized at Norwood, Massachusetts, on this seventeenth day of December, 2003.


COOPERATIVE BANKS
EMPLOYEES RETIREMENT ASSOCIATION




                              By: Francis X. Maloney, Jr.
                              Title: President







Exhibit 7


FIRST AMENDMENT TO
THE DEFINED BENEFIT PLAN (PLAN C)
OF THE COOPERATIVE BANKS EMPLOYEES RETIREMENT
ASSOCIATION

WHEREAS, the Cooperative Banks Employees Retirement
Association (the ``Association``) maintains the Defined Benefit Plan (Plan
C) of the Cooperative Banks Employees Retirement Association, as amended and restated effective January 1, 2002 (the ``Plan``), which Plan was originally effective in 1976; and

WHEREAS, the Association has reserved the right in Section 13.1 of the Plan to amend said Plan;

NOW, THEREFORE, the Plan is amended effective as of January 1, 2004 in the following respects:

   (1)Section 13.4 is amended in its entirety to read as follows:

``13.4Effect of withdrawal on a withdrawing Participating
Employer.

(a) In the event that the Plan participation of a Participating Employer shall be terminated as provided in Section 13.3 and the Participating Employer elects to spin off the portion of the Plan attributable to the withdrawing Participating Employer to another tax qualified plan, the Association will cause a determination to be made of the portion of the assets and liabilities attributable to the Employees (and former Employees as so agreed between the Association and the Participating Employer) of the withdrawing Participating Employer and their Beneficiaries. Such determination will be made in accordance with the applicable rules as set forth in section 414(l) of the Code. The Association will direct the Trustee to transfer such portion of the assets and liabilities to the tax-qualified plan selected by the withdrawing Participating Employer. Thereafter, the withdrawing Participating Employer may, with respect to such tax-qualified plan, exercise all the rights and powers reserved to the Association with respect to the tax-qualified plan.
(b) In the event that the Plan participation of a Participating Employer shall be terminated as provided in Section 13.3 and the Participating Employer does not elect to spin off the portion of the Plan attributable to the withdrawing Participating Employer, the following amount shall be due and payable from the withdrawing Participating Employer on the Participating Employer`s Withdrawal Date: the lump sum value of the anticipated costs, estimated by the Trustee, which will be necessary to administer the Plan and to pay the expenses of making all benefit payments (excluding the amounts of such benefit payments) with respect to all Plan benefits which are or which are expected to become payable to Participants, Terminated Eligible Employees,
Beneficiaries, surviving spouses, or other eligible survivors, as the result of the participation in the Retirement Program of the withdrawing Participating Employer.``

   (2)Section 13.8 Merger, consolidation or transfer of Plan assets is deleted in its entirety.

   (3)A new Section 13.5 is hereby added to Article 13, which is to read as follows:

``13.5Effect of withdrawal and spin-off on Participants and Beneficiaries. In the event that the Plan participation of a Participating Employer shall be terminated as provided in
Section 13.3 and the Participating Employer elects to spin off the portion of the Plan attributable to the withdrawing Participating Employer to another tax-qualified plan as provided in Section 13.4, each Participant or Beneficiary will receive a benefit immediately after such spin-off (if the Plan and the tax-qualified plan selected by the withdrawing Participating Employer then terminated) which is at least equal to the benefit the Participant or Beneficiary was entitled to immediately before the spin-off (if the Plan had terminated).``

(4)Sections 13.5, 13.6, and 13.7 are renumbered 13.6, 13.7, and 13.8, respectively, and any affected cross-references are changed to reflect such renumbering.

(5)The new Section 13.6 is renamed ``Effect of withdrawal on Participants and Beneficiaries when assets remain with the Plan``; and the portion of the first sentence of 13.6 up to the colon is revised in its entirety to read as follows:

``In the event that the Plan participation of a Participating
Employer shall be terminated as provided in Section 13.3 and the Participating Employer does not elect to spin off the portion of the Plan attributable to the withdrawing Participating Employer to another tax qualified plan:``

   (6)The first sentence of Section 12.4 is amended in its entirety to read as follows:

``Indemnification. Any trustee, officer, or employee of the Association (or former trustee, officer or employee of the Association) shall be indemnified by the Association for any liability, loss, damage or injury (including, without limitation, amounts paid in settlement with approval of the Association), and reasonable costs and expenses related thereto (including, without limitation, legal fees), arising by reason of any act or omission affecting the Plan or Trust or affecting Participants, former or retired Participants, or their beneficiaries, to the fullest extent permitted under ERISA or other applicable law; provided, however, that the act or omission shall have occurred in the course of the person`s service as a trustee, officer, or employee of the Association and that the act or omission shall have been in good faith as determined by a disinterested majority of the board of trustees of the Association (whose determination made in good faith and not arbitrarily or capriciously shall be conclusive).``

      IN WITNESS WHEREOF, the Association has caused this instrument of amendment to be executed by its duly authorized officer this seventeenth day of December 2003.

THE COOPERATIVE BANKS
EMPLOYEES RETIREMENT
ASSOCIATION


By: Francis X. Maloney, Jr.
Title: President




2003 Amendment to Plan C-3-

2003 Amendment to Plan C